EXHIBIT 99.5



                           LOAN AND SECURITY AGREEMENT

                           Dated as of April 10, 1998

                                     between

                            SOLDER STATION-ONE, INC.

                         AND SS ACQUISITION CORPORATION

                                  as Borrower,

                                       and

                              LASALLE NATIONAL BANK
                                     as Bank


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                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

1.  DEFINITIONS AND TERMS......................................................1
         1.1        Certain Definitions........................................1
         1.2        Certain UCC and Accounting Terms..........................12

2.  LOANS:  BANK'S COMMITMENTS AND BORROWING PROCEDURES.......................12
         2.1        Revolving Credit Commitment...............................12
         2.2        Acquisition Credit Commitment. ...........................13
         2.3        Term Credit Commitment....................................13
         2.4        Borrowing Procedures......................................13
         2.5        All Loans to Constitute One Obligation....................13
         2.6        Use of Proceeds...........................................13

3.  LOANS:  NOTES EVIDENCING LOANS............................................14
         3.1        Revolving Note............................................14
         3.2        Acquisition Note..........................................14
         3.3        Term Note.................................................14
         3.4        Recordation...............................................14
         3.5        Loan Evidence.............................................14

4.  LOANS:  AMOUNTS; INTEREST; CHANGE IN CIRCUMSTANCES, ETC...................15
         4.1        Interest Rates; Applicable Borrowing Amounts; Default Rate15
         4.2        Computation of Interest...................................15
         4.3        Conversion and Reborrowing of Loans; Interest Periods.....16
         4.4        Change of Law.............................................16
         4.5        Unavailability of Deposits or Inability to Ascertain the
                    LIBOR Rate or Adjusted LIBOR Rate.........................17
         4.6        Yield Protection, Etc.....................................17
         4.7        Funding Indemnity.........................................18
         4.8        Discretion of Bank as to Manner of Funding................18
         4.9        Interest Laws.............................................18

5.  LOANS:  GENERAL TERMS.....................................................19
         5.1        Payments to Bank; Defaulting Bank.........................19
         5.2        Automatic Debit...........................................19
         5.3        Application of Payment....................................19
         5.4        Conditions Precedent Events...............................19
         5.5        Offset.  .................................................20
         5.6        Discretionary Disbursements...............................20
         5.7        Credit Termination Date; Continuance of Obligations, Etc..20
         5.8        Over-Advances.............................................20
         5.9        Lock-Box and Blocked Account..............................20
         5.10       Prepayments; Prepayment Penalty; Etc. ....................21

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         5.11       Unused Portion Fee........................................22

6.  LOANS:  CONDITIONS TO LENDING.............................................22
         6.1        Initial Loan Conditions Precedent.........................22
         6.2        [Reserved]................................................24

7.  COLLATERAL:  GENERAL TERMS................................................24
         7.1        Grant of Security Interest................................24
         7.2        Perfection of Security Interests..........................25
         7.3        Inspection of Collateral and Visitation Rights............25
         7.4        First Lien and Locations of Collateral....................25
         7.5        Constructive Trust........................................26
         7.6        Application of Proceeds of Collateral.....................26
         7.7        Third Party Collateral Claims.............................26
         7.8        Additional Collateral.....................................26
         7.9        No Custom or Waiver.......................................26
         7.10       Special Collateral........................................27

8.  COLLATERAL:  ACCOUNTS RECEIVABLE..........................................27
         8.1        Account Representations and Warranties....................27
         8.2        Verification of Accounts Receivable.......................27
         8.3        Account Restrictions......................................27
         8.4        Enforcement of Right to Accounts Receivable...............28
         8.5        Appointment as Attorney-in-Fact...........................28

9.  COLLATERAL:  INVENTORY....................................................28
         9.1        Inventory Representations and Warranties..................28
         9.2        Ordinary Course Sales.....................................29

10.  COLLATERAL:  EQUIPMENT...................................................29
         10.1       Equipment Representations and Warranties..................29
         10.2       Maintenance...............................................29
         10.3       Evidence of Ownership.....................................29

11.  REPRESENTATIONS AND WARRANTIES; COVENANTS;
         INDEMNIFICATION; CONTINUING OBLIGATION...............................29
         11.1       Representations and Warranties of Borrower................29
         11.2       Affirmative Covenants.....................................35
         11.3       Negative Covenants........................................40
         11.4       Maintenance of Accounts...................................42

12.  DEFAULT..................................................................42
         12.1       Events of Default.........................................42
         12.2       Cumulative Remedies.......................................43
         12.3       Acceleration and Termination of Loans.....................43
         12.4       Rights of Secured Creditor................................43
         12.5       Assembly of Collateral; Injunctive Relief.................43

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         12.6       Notice of Collateral Disposition..........................44
         12.7       Matters Regarding Sale of Collateral......................44
         12.8       Replevin..................................................44
         12.9       Application of Proceeds...................................44

13.  GENERAL..................................................................45
         13.1       Payment Application Date..................................45
         13.2       Statement of Account......................................45
         13.3       Manner of Application; Waiver of Setoff Prohibition.......45
         13.4       Survival of Representations and Warranties................45
         13.5       Integration; Amendment; Assignment........................45
         13.6       No Waiver.................................................46
         13.7       Severability..............................................46
         13.8       Successors and Assigns....................................46
         13.9       Conflict with Other Agreements............................46
         13.10      No Impairment by Termination..............................46
         13.11      Waivers...................................................46
         13.12      Costs, Fees and Expenses Related to Agreement and
                    Other Agreements..........................................47
         13.13      Environmental Indemnity...................................47
         13.14      Release...................................................47
         13.15      Governing Law.............................................47
         13.16      Notices...................................................47
         13.17      FORUM; VENUE; JURY TRIAL WAIVER...........................48
         13.18      Other Costs, Fees and Expenses............................48
         13.19      Revival...................................................49
         13.20      Acknowledgments...........................................49
         13.21      Section Headings..........................................49
         13.22      Counterparts..............................................49
         13.23      Effectiveness.............................................49
         13.24      Representative............................................49
         13.25      Reimbursement Among Each Borrower.........................49
         13.26      Joint and Several Liability...............................50
         13.27      Acknowledgements of Bank..................................50
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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 10th day of April, 1998, by and between SOLDER STATION-ONE, INC., a California corporation ("Solder Station"), and SS Acquisition Corporation, a California corporation ("SSA") (together, Solder Station and SSA are referred to herein as "Borrower"; all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each); and LASALLE NATIONAL BANK, a national banking association ("Bank").

                              W I T N E S S E T H:

         WHEREAS, Borrower desires to borrow funds and obtain other financial accommodation from Bank; and

         WHEREAS, pursuant to Borrower's request, Bank is willing to lend funds, and extend such financial accommodations, to Borrower under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, subject to and upon the following terms and conditions:

                            1. DEFINITIONS AND TERMS

         1.1 Certain Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

                   "Accounts Receivable" means all of Borrower's now existing or hereafter arising or acquired Accounts, accounts receivable and other rights to payment, however created, including without limitation any right to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, General Intangibles and other obligations arising out of or representing a right to payment, however created, including without limitation a right to payment for goods sold or leased or for services rendered.

                   "Acquisition" means the acquisition of all of the issued and outstanding shares of capital stock of Solder Station by Guarantor pursuant to the Purchase Agreement and the merger of SSA with and into Solder Station, with Solder Station emerging as the surviving entity.

                   "Acquisition Credit Commitment" shall have the meaning assigned to such term in Paragraph 2.2 hereof.

                   "Acquisition Loan" means and includes the Loan made under the Acquisition Credit Commitment, unless the context in which such term is used shall otherwise require.

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                   "Acquisition Note" means that certain Acquisition Note of
         even date herewith in the original principal amount of NINE HUNDRED THOUSAND DOLLARS ($900,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor, which principal amount shall reduce from time to time in accordance herewith.

                   "Adjusted LIBOR Rate" means a rate per annum determined pursuant to the following formula:

                   Adjusted LIBOR Rate =                   LIBOR
                                                      100% - Reserve Percentage

                   "Affiliate" means any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any other Person, (b) that directly or beneficially owns or holds 20% or more of any equity interest in any other Person or (c) 20% or more of whose voting stock (or in the case of a person that is not a corporation, 20% or more of any equity interest) is owned directly or beneficially or held by any other Person. For purposes of this definition and this Agreement, the term "control" shall mean, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership interest or otherwise, including without limitation the power to elect or appoint, directly or indirectly, a majority of the members of its governing board or body.

                   "Assignment of Indemnities" means that certain Collateral Assignment of Indemnities of even date herewith made by Guarantor in favor of Bank, as the same may be amended, modified or supplemented from time to time.

                   "Authorized Officer" means the President or Chief Financial Officer of Borrower, or such other officer as shall be designated by the Board of Directors of Borrower.

                   "Base Rate Loan" means a Loan bearing interest at the Base Rate plus any applicable margin in addition thereto.

                   "Base Rate" or "Prime Rate"means the rate of interest (expressed as a percentage per annum) most recently announced or published publicly from time to time by Bank as its base or prime rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by Bank on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the Base Rate shall change, without notice to Borrower, and any notice to which it may be entitled is hereby waived, and any such change in the Bank's Base Rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

                   "Borrower's Liabilities" means all obligations and liabilities of Borrower in the aggregate to Bank (including, without limitation, all debts, claims, reimbursement obligations and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under

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         this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.

                   "Borrowing" means the incurrence or continuance of one type of Loan (either a Base Rate Loan or a LIBOR Loan) under the Revolving Credit Commitment from Bank on a given date (or resulting from conversions on a given date), having in the case of LIBOR Loans incurred or continued on a given date the same Interest Period.

                   "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day on which Bank is open for the transaction of commercial banking business in Chicago, Illinois other than a Saturday or Sunday and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in United States dollar deposits in London, England.

                   "Capital Expenditures" means the cost of acquiring any fixed assets, or any improvements, replacements, substitutions, accessions or additions thereto or therefor, which have a useful life of more than one (1) year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise.

                   "Change of Control" means Guarantor shall cease to beneficially own, directly or indirectly, one hundred percent (100%) of the Stock of Borrower (after giving effect to the consummation of the Acquisition), on a fully diluted basis.

                   "Charges" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the
         PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of the Collateral, income and/or gross receipts.

                   "Closing Date" means April 10, 1998.

                   "Code" means the Internal Revenue Code of 1986, as amended.

                   "Collateral" shall have the meaning assigned to such term in Paragraph 7.1 hereof.

                   "Conversion Date" means the Business Day on which a Base Rate Loan is converted to a LIBOR Loan.

                   "Debt Service Coverage Ratio" means, as of any date, the ratio of (i) EBITDA to (ii) Fixed Charges.

                   "Default Rate" shall have the meaning assigned to such term in Paragraph 4.1(c) hereof.

                   "Disclosure Schedule" means a schedule, in form and substance satisfactory to Bank, as to Borrower (after giving effect to the consummation of the Acquisition) which (i) has

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         been certified as true and correct by an Authorized Officer of
         Borrower, (ii) has been delivered to Bank prior to the date hereof,
         (iii) describes, in reasonable detail, all exceptions to the representations, warranties and covenants of Borrower herein, and (iv) is clearly identified on its face as the Disclosure Schedule for purposes hereof. Any reference herein to a "Schedule" shall be deemed to refer to a part of the Disclosure Schedule.

                   "Early Termination Date" means the date, pursuant to Paragraph 12.3, upon which, whether by notice or by right hereunder, Bank's obligations to extend credit and issue letters of credit hereunder are terminated.

                   "EBITDA" means, with respect to any fiscal period of Borrower, Borrower's (a) net income for such period, plus (b) the aggregate amounts deducted in determining such net income in respect of
         (i) Interest Expense, (ii) income taxes, (iii) depreciation and (iv) amortization minus (c) extraordinary gains, each determined on a consolidated basis and in accordance with GAAP consistently applied.

                   "Eligible Accounts Receivable" means an Account Receivable arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Bank, in its reasonable credit judgment, deems to be an Eligible Account Receivable. Without limiting the generality of the foregoing, no Account Receivable shall be an Eligible Account Receivable if: (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of such Borrower or to a Person controlled by an Affiliate of Borrower; or (ii) it is unpaid for more than ninety (90) days after the original due date shown on the invoice; or (iii) it arises from service charges or similar charges or is subject to a debit memo(s), to the extent of any such service charges or similar charge or debit memo(s); or (iv) fifty percent (50%) or more of the Accounts Receivable, from the Obligor are not deemed Eligible Accounts Receivable hereunder; or (v) the total unpaid Accounts Receivable of the Obligor exceed twenty percent (20%) of the net amount of all Accounts Receivable owing to Borrower, to the extent of such excess; or (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account Receivable has been breached; or (vii) the Obligor is also Borrower's creditor or supplier, or the Obligor has disputed liability with respect to such Account Receivable, or the Obligor has made any claim with respect to any other Account Receivable due from such Obligor to Borrower, or the Account Receivable otherwise is subject to any right of set-off by the Obligor, all to the extent of such dispute, claim or asserted right of set-off; or (viii) the Obligor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Obligor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Obligor and, in the event of an involuntary case, such case is not vacated within sixty (60) days, or if the Obligor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale to an Obligor outside the United States or Canada (other than Quebec), unless the sale is on letter of credit, credit insurance, guaranty or acceptance terms, in each case acceptable to Bank in its reasonable discretion; or
         (x) it arises from a sale to the Obligor on a bill-and-hold,

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         guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (xi) Bank believes, in its reasonable judgment, that collection of such Account Receivable is insecure or that payment thereof is doubtful or will be delayed by reason of the Obligor's financial condition; or (xii) the Obligor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account Receivable to Bank, in form and substance satisfactory to Bank, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or (xiii) the Obligor is located in the State of Louisiana, the State of New Jersey or the State of Minnesota unless Borrower has filed a notice of business activities report with the appropriate officials in such state for the then current year; or (xiv) the Account Receivable is subject to a Lien other than a Permitted Lien; or (xv) the goods giving rise to such Account Receivable have not been shipped or delivered to or have been rejected by the Obligor or the services giving rise to such Account Receivable have not been performed by Borrower and accepted by the Obligor or the Account Receivable otherwise does not represent a final sale; or (xvi) the Account Receivable is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xvii) Borrower has made any agreement with the Obligor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for returns, rebates, cash discounts, volume discounts, performance discounts, co-op advertising discounts, price concession discounts, service charges or credit discounts or allowances and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account Receivable, to the extent of such deduction; or (xviii) after the issuance of an invoice evidencing an Account Receivable, Borrower has made an agreement with the Obligor to extend the time of payment thereof; or (xix) the Account Receivable arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

                   "Eligible Inventory" means Inventory of Borrower (other than packaging materials and supplies) which Bank, in the exercise of its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Bank's opinion, it (i) is raw materials or finished goods that is, in Bank's opinion, readily marketable in its current form or is raw materials or salable work-in-progress, (ii) is in good, new and saleable condition, (iii) is not obsolete or unmerchantable, (iv) meets all standards imposed by any governmental agency or authority, (v) is at all times subject to Bank's duly perfected, first priority security interest and no other Lien except a Permitted Lien, (vi) is situated at a location in the United States or Canada, and (vii) in the case of Inventory stored in a warehouse or other facility owned by a Person other than Borrower, such Inventory is subject to a bailee agreement acceptable in form and substance to Bank.

                   "Environmental Claim" means any notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, release of any Hazardous Material to the environment, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the

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         occurrence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from, onto or related to any Facility,
         (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any Environmental Laws or any Governmental Authorizations relating to environmental matters in connection with the Facilities.

                   "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies, or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare related to Hazardous Materials, in any manner applicable to Borrower or an Affiliate or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. ss.11001 et seq.), each as amended or supplemented, and any analogous present or future local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                   "Equipment" shall have the meaning ascribed to it in the Uniform Commercial Code, as then in effect in the State of Illinois.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

                   "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Borrower or an Affiliate would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or, where applicable, would be treated as a "single employer" under Section 412(c)(11) of the Code.

                   "ERISA Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under Section 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC,

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         (v) any other event or condition which in the reasonable judgment of
         Bank is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to any Plan, or
         (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan.

                   "Event of Default" shall have the meaning assigned to such term in Paragraph 12.1 hereof.

                   "Excess Interest" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

                   "Facilities" or "Facility" means any and all real property (including, without limitation, all buildings, or other improvements located thereon) now, hereafter or heretofore, owned, leased, operated or used by Borrower, or any of its successors and assigns.

                   "Fixed Charges" means total Interest Expense, taxes (other than income taxes), dividends, required principal payments on Funded Debt and capital lease principal payments.

                   "Funded Debt" means, without duplication, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all drafts drawn thereunder, (iv) obligations to pay the deferred purchase price of property or services, (v) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other of the kinds referred to in clauses (i) through (v) above, (vii) all net obligations under any interest rate swap agreements, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement, and (viii) all obligations to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations).

                   "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

                   "General Intangibles" means all choses in action, causes of action and all other intangible property of Borrower of every kind and nature now owned or hereafter acquired by Borrower, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, causes of action and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrower.

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                   "Governmental Authorization" means any permit, license,
         authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court having jurisdiction over Borrower or any Facility.

                   "Guarantor" means Heartland Technology, Inc., a Delaware corporation.

                   "Guaranty" means that certain Guaranty Agreement of even date herewith made by Guarantor in favor of Bank, as the same may be amended, restated or modified from time to time.

                   "Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto, (ii) any oil, petroleum or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form (which is or could become friable), (vii) urea formaldehyde foam insulation, (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (ix) pesticides or (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.
 .
                   "Interest Expense" means, for any period, the sum of all interest in respect of Funded Debt of Borrower accrued or capitalized during such period (whether or not actually paid during such period), determined in accordance with GAAP.

                   "Interest Period" means with respect to LIBOR Loans, the period used for the computation of interest commencing on the date the relevant LIBOR Loan is initiated, effected by conversion or continued, as the case may be, and concluding on the date one (1) month, two (2) months, three (3) months or six (6) months thereafter, at Borrower's option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding one (1) month, two (2) months, three (3) months or six (6) months thereafter, at Borrower's option; provided, however, that no Interest Period for any LIBOR Loan made under the Commitment may extend beyond the applicable Maturity Date.

                   "Inventory" shall have the meaning ascribed to it in the Uniform Commercial Code, as then in effect in the State of Illinois, and shall include, without limitation, all goods held or being processed for sale or lease including all materials, work-in-process, finished goods, supplies and other goods customarily classified as Inventory.

                   "Liabilities" means, as of any date, the aggregate amount of all liabilities of Borrower, in accordance with GAAP.

                   "LIBOR" means, for each Interest Period, the rate of interest per annum as determined by Bank (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%) or such other integral multiple thereof at which interest rates for LIBOR-based loans are commonly quoted to major banks in the interbank eurodollar market) at which deposits of United States Dollars in immediately available and freely transferable funds would be offered at 11:00 a.m., Chicago time, three (3) Business Days prior to the commencement of such Interest Period by the principal offshore funding office of Bank to major banks in the interbank eurodollar market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the LIBOR Loan to be outstanding from Bank during such Interest Period. Each determination of LIBOR made by Bank in accordance with this paragraph shall be conclusive and binding on Borrower except in the case of manifest error.

                   "LIBOR Loan" means all or a portion of a Revolving Loan bearing interest at the Adjusted LIBOR Rate plus the LIBOR Margin.

                   "LIBOR Margin" means two percent (2%).

                   "Lien" means, with respect to the Collateral, or any asset of Borrower, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction).

                   "Loan" or "Loans" means and includes the Revolving Loans issued under the Revolving Credit Commitment, including all LIBOR Loans and all Base Rate Loans, the Acquisition Loan made under the Acquisition Credit Commitment, and the Term Loan made under the Term Credit Commitment, unless the context in which such term is used shall otherwise require.

                   "Maturity Date" means (a) in the case of each of the Revolving Credit Commitment and the Term Credit Commitment, April 30, 2001 and (b) in the case of the Acquisition Credit Commitment, April 30, 2003.

                   "Maximum Rate" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

                   "Multiemployer Plan" means a plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by Borrower or an ERISA Affiliate.

                   "Net Worth" means, as of any date of determination thereof, the amount of all assets of Borrower as may be properly classified as such less the amount of all unsubordinated Liabilities of Borrower, all as determined in accordance with GAAP.

                   "Notes" means, collectively, the Revolving Note, the Acquisition Note and the Term Note.

                   "Obligor" means any Person who is and/or may become obligated to Borrower under or on account of Accounts Receivable.

                   "Operating Income" means, for any period as to which such calculation is measured, the sum of net earnings, Interest Expense, taxes, depreciation and amortization of Borrower.

                   "Other Agreements" means all agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and in favor of Bank including, without limitation, the Notes, the Subordination Agreement, the Stock Pledge Agreement, the Guaranty and the Assignment of Indemnities.

                   "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                   "Permitted Investments" shall have the meaning assigned to such term in Paragraph 11.3(f) hereof.

                   "Permitted Liens" shall have the meaning assigned to such term in Paragraph 11.3(a) hereof.

                   "Person" means and includes an individual, a partnership, a joint venture, a corporation (whether or not for profit), a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

                   "Plan" means, at any time, any single-employer plan, as defined in Section 4001(a) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of Borrower or a Subsidiary.

                   "Purchase Agreement" means that certain Agreement and Plan of Reorganization dated as of April 10, 1998 by and among Solder Station, SSA, Odilon Cardenas, Enedina Cardenas and Guarantor.

                   "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility.

                   "Reserve Percentage" means, for the purpose of computing the Adjusted LIBOR Rate, the reserve requirement imposed by the Board of Governors of the Federal Reserve

         System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments of such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

                   "Revolving Credit Commitment" shall have the meaning assigned to such term in Paragraph 2.1 hereof.

                   "Revolving Loans" means and includes all loans made under the Revolving Credit Commitment, unless the context in which such term is used shall otherwise require.

                   "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount equal to the lesser of (i) the amount then available under the Revolving Credit Commitment and (ii) an amount equal to the sum of (A) eighty-five percent (85%) of the net amount of Eligible Accounts Receivable outstanding at such date and (B) the lesser of Two Hundred Thousand Dollars ($200,000) and fifty percent (50%) of the net amount of Eligible Inventory at such date.

                   "Revolving Note" means, that certain Revolving Note of even date herewith in the original maximum principal amount available of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                   "Stock" means all shares, interests, participation or other equivalents, however designated, of or in a corporation or limited liability company, whether or not voting, including but not limited to common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

                   "Stock Pledge Agreement" means that certain Stock Pledge Agreement of even date herewith made by Guarantor in favor of Bank, as the same may be amended, modified or supplemented from time to time.

                   "Subordinated Debt" means, as of any date, the amount of Funded Debt which is subordinated in right of payment to the Loans on terms satisfactory to Bank in each particular case.

                   "Subordinated Notes" means, together, the Promissory Note dated as of April 10, 1998 in the original principal amount of One Million Seven Hundred Thousand Dollars ($1,700,000) in favor of Odilon Cardenas and Enedina Cardenas due and payable by Borrower (after giving effect to the consummation of the Acquisition), and (ii) the Promissory Note dated as of April 10, 1998 in the original principal amount of Four Hundred

         Thousand Dollars ($400,000) in favor of Odilon Cardenas and Enedina Cardenas due and payable by Borrower (after giving effect to the consummation of the Acquisition).

                   "Subordination Agreement" means that certain Subordination Agreement of even date herewith among Borrower, Odilon Cardenas, Enedina Cardenas and Bank as the same may be amended, modified or supplemented from time to time, with respect to the Subordinated Notes.

                   "Subsidiary" means any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the voting stock at the time of determination.

                   "Term Credit Commitment" shall have the meaning assigned to such term in Paragraph 2.3 hereof.

                   "Term Loan" means and includes the Loan made under the Term Credit Commitment, unless the context in which such term is used shall otherwise require.

                   "Term Note" means that certain Term Note of even date herewith in the original principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                   "Termination Date" means the earliest to occur of (i) the Maturity Date or (ii) the Early Termination Date.

         1.2 Certain UCC and Accounting Terms. Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as then in effect in the State of Illinois. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP. All financing computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

              2. LOANS: BANK'S COMMITMENTS AND BORROWING PROCEDURES

         2.1 Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available to Borrower from time to time prior to the Termination Date in the form of Revolving Loans in such aggregate amounts as Borrower may from time to time request but in no event exceeding the aggregate maximum principal amount available at any time of One Million Five Hundred Thousand Dollars ($1,500,000) (such agreement being herein called the "Revolving Credit Commitment"); provided, however, that in no event shall credit available pursuant to the Revolving Credit Commitment at any one time exceed the Revolving Loan Borrowing Base. The Revolving Credit Commitment shall be available to Borrower by means of Revolving Loans (which may be either LIBOR Loans or Base Rate Loans, subject to the terms of this Agreement), it being understood that Revolving Loans may be repaid and used again during the period from the date hereof to and including the applicable Termination Date, at which time the Revolving Credit Commitment shall expire.

         2.2 Acquisition Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make the Acquisition Loan in the principal amount of NINE HUNDRED THOUSAND DOLLARS ($900,000) (such agreement being herein called the "Acquisition Credit Commitment"). Amounts borrowed in respect of the Acquisition Loan and repaid may not be reborrowed.

         2.3 Term Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make the Term Loan in the principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000) (such agreement being herein called, the "Term Credit Commitment"). Amounts borrowed in respect of the Term Loan and repaid may not be reborrowed.

         2.4 Borrowing Procedures/Revolving Loans. (a) Whenever Borrower desires to continue or incur Revolving Loans hereunder, Borrower shall give Bank at its "Address for Notices" set forth on the signature page hereof, prior to 11:00 A.M. (Chicago time), at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of LIBOR Loans and at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans under the Revolving Credit Commitment to be made hereunder; provided, however, that any Revolving Loans incurred on the Closing Date shall consist of Base Rate Loans. Each such notice (each a "Notice of Borrowing") shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to each Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether any respective Borrowing shall consist of Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto.

                   (b) Without in any way limiting the obligation of Borrower to confirm in writing any telephonic notice permitted to be given hereunder, Bank may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by Bank in good faith to be from an Authorized Officer of Borrower. In each such case, Borrower hereby waives the right to dispute Bank's record of the terms of such telephonic notice.

         2.5 All Loans to Constitute One Obligation. The Loans shall constitute one general obligation of Borrower, and shall be secured by the security interest in and Lien upon all of the Collateral, for Bank's benefit, and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrower to Bank.

         2.6 Use of Proceeds. Notwithstanding anything contained herein to the contrary, Loans made available by Bank to Borrower, (a) in respect of the Revolving Credit Commitment, must be drawn upon and used to pay a portion of the costs of the Acquisition and for general working capital purposes only, (b) in respect of the Acquisition Credit Commitment, must be used, to pay a portion of the costs of the Acquisition and (c) in respect of the Term Loan Commitment, must be used to pay a portion of the costs of the Acquisition. Prior to making any such Loan, Bank has the right to require Borrower to provide Bank with evidence, satisfactory to Bank, that such Loans will be used in accordance with this Paragraph 2.6.

                        3. LOANS: NOTES EVIDENCING LOANS

         3.1 Revolving Note. The Revolving Loans made by Bank under the Revolving Credit Commitment shall be evidenced by the Revolving Note substantially in the form set forth in Exhibit A, with appropriate insertions, dated the date hereof (or such other date prior thereto as shall be satisfactory to Bank), payable to the order of Bank. The unpaid principal amount of the Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrower under the Revolving Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.2 Acquisition Note. The Acquisition Loan made by Bank under the Acquisition Credit Commitment shall be evidenced by the Acquisition Note substantially in the form set forth in Exhibit B, with appropriate insertions, dated the date hereof, payable to the order of Bank. The unpaid principal amount of the Acquisition Loan shall bear interest and be due and payable as provided in this Agreement and the Acquisition Note. Payments to be made by Borrower under the Acquisition Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.3 Term Note. The Term Loan made by Bank under the Term Credit Commitment shall be evidenced by the Term Note substantially in the form set forth in Exhibit C, with appropriate insertions, dated the date hereof, payable to the order of Bank. The unpaid principal amount of the Term Loan shall bear interest and be due and payable as provided in this Agreement and the Term Note. Payments to be made by Borrower under the Term Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.4 Recordation. The type, date and amount of each Loan made by Bank, the interest rate, and the date and amount of each repayment of principal received by Bank shall be recorded by Bank in its records. The aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount owing and unpaid on the Revolving Note, the Acquisition Note and the Term Note, absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to repay the principal amount of the Loans together with all interest accrued thereon.

         3.5 Loan Evidence. Loans made by Bank to Borrower pursuant to this Agreement may or may not (at Bank's sole and absolute discretion) be evidenced after the date hereof by notes or other instruments issued or made by Borrower to Bank. Where such loans are not so evidenced, such loans shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of Bank maintained for that purpose, which entries shall be rebuttably presumptive evidence of such loans in the absence of manifest error.

           4. LOANS: AMOUNTS; INTEREST; CHANGE IN CIRCUMSTANCES, ETC.

         4.1       Interest Rates; Applicable Borrowing Amounts; Default Rate.

                   (a) The unpaid principal amount of (i) each Revolving Loan that is a Base Rate Loan shall bear interest from the date of such Revolving Loan until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time, (ii) the Acquisition Loan shall bear interest from the date of such Acquisition Loan until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time plus one percent (1%), and (iii) the Term Loan shall bear interest from the date of such Term Loan until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time plus one and one-half percent (1.5%), in each case with such interest payable in accordance with Paragraph 4.1(d) below.

                   (b) Each LIBOR Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $20,000 and shall bear interest on the unpaid principal amount thereof from the date of such LIBOR Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with Paragraph 4.1(d) below. More than one LIBOR Loan may be incurred on any Business Day; provided, that at no time shall there be outstanding more than three (3) LIBOR Loans hereunder.

                   (c) If an Event of Default shall have occurred and be continuing hereunder, all LIBOR Loans shall convert to Base Rate Loans and all Loans shall bear interest from the date of such Event of Default, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the interest rate then in effect.

                   (d) Interest on Loans shall accrue from and including the date of any such Loan to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Revolving Loan that is a Base Rate Loan, Acquisition Loan and Term Loan, monthly in arrears on the last Business Day of each calendar month commencing April 30, 1998, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of more than one (1) month, on the last Business Day of each calendar month commencing April 30, 1998, and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                   (e) Bank, upon determining the interest rate for any borrowing or reborrowing of LIBOR Loans for any Interest Period, shall promptly notify Borrower thereof.

         4.2 Computation of Interest. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Revolving Loan that is a Base Rate Loan, Acquisition Loan and Term Loan shall change simultaneously with each change in the Base Rate.
                                       15

         4.3       Conversion and Reborrowing of Loans; Interest Periods.

                   (a) Subject to the next following sentence, LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Following the end of an Interest Period, provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to Paragraph 4.1(b) above, any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Borrower shall give Bank notice of the reborrowing of any such LIBOR Loan as provided in Paragraph 2.4 hereof; provided, that in the absence of such notice, such LIBOR Loan shall be reborrowed hereunder as a Base Rate Loan.

                   (b) In the event that Borrower fails to give notice pursuant to Paragraph 2.4 hereof to specify the Interest Period applicable to such reborrowing, such Loan shall be reborrowed as a LIBOR Loan for a one (1) month Interest Period; provided, if an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan and interest shall accrue thereafter at the Default Rate, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

                   (c) Notwithstanding anything contained herein to the contrary: (i) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided if any Interest Period would otherwise expire on a day which is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period shall extend beyond the Maturity Date; and (v) no Interest Period may be elected at any time when an Event of Default is then in existence.

         4.4 Change of Law. Notwithstanding any other provisions of this Agreement or the Notes, if at any time Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for Bank to continue to maintain any LIBOR Loan, Bank shall promptly give notice thereof (together with an explanation of the reasons therefor) to Borrower, and the obligation of Bank to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for Bank to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to Bank under this Agreement, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

         4.5 Unavailability of Deposits or Inability to Ascertain the LIBOR Rate or Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or the Notes to the contrary, if prior to the commencement of any Interest Period Bank shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to Bank in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then Bank shall promptly give notice thereof to Borrower, and the obligation of Bank to make or effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to Bank in respect of Revolving Loans under this Agreement or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

         4.6       Yield Protection, Etc.

                   (a) Increased Costs. If (x) Regulation D of the Board of Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                           (i) shall subject Bank, its lending branch or any Loan to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Loan, the Notes or the obligation of Bank to make or maintain any Loan, or shall change the basis of taxation of payments to Bank of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of Bank imposed by the federal, state or local jurisdiction in which Bank's principal executive office or its lending branch is located);

                           (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank; or

                           (iii) shall impose on Bank any penalty with respect to the foregoing or any other condition affecting this Agreement, any Loan, the Notes or the obligation of Bank to make or maintain any Loan;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Notes with respect thereto, then Bank shall notify Borrower after it receives final notice of any of the foregoing and, within forty-five (45) days after demand by Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to Bank, such additional amount or amounts as will compensate Bank for such increased cost or such reduction.

                   (b) Capital Adequacy. If, after the date hereof, either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank and Bank determines that the amount of such capital is increased solely by or solely based upon the existence of Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by Bank, Borrower shall immediately pay to Bank, from time to time as specified by Bank, additional amounts sufficient to compensate Bank in the light of such circumstances, to the extent that Bank reasonably determines such increase in capital to be allocable to the existence of Bank's commitment to lend hereunder.

         4.7 Funding Indemnity. In the event Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to Bank) as a result of:

                   (a) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

                   (b) any failure by Borrower to effect by conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to Paragraph 2.4 hereof;

                   (c) any failure by Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

                   (d) the occurrence of any Event of Default;

then, upon the demand by Bank, Borrower shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense. If Bank makes such a claim for compensation under this Paragraph 4.7, Bank shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail.

         4.8 Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary other than Paragraph 4.7, Bank shall be entitled to fund and maintain its funding of all or any part of the LIBOR Loans in any manner it sees fit.

         4.9 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrower shall not be required to pay, and Bank shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other
                                       18

Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Bank may have received and/or disbursed to Bank hereunder shall be, at Bank's option, (i) applied as a credit against the outstanding principal balance of Borrower's Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Bank for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Borrower's Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower's Liabilities shall remain at the Maximum Rate until Bank shall have received the amount of interest which Bank would have received during such period on such Borrower's Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

                             5. LOANS: GENERAL TERMS

         5.1 Payments to Bank; Defaulting Bank. That portion of Borrower's Liabilities consisting of: (a) principal payable on account of the Loans made by Bank to Borrower pursuant to this Agreement shall be payable by Borrower to Bank, (i) as provided in the Revolving Note in respect of the Revolving Loans,
(ii) as provided herein in the Acquisition Note in respect of the Acquisition Loan, and (iii) as provided in the Term Note in respect of the Term Loan; (b) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower to Bank on demand; (c) interest payable pursuant to this Agreement shall be payable by Borrower to Bank, as provided in Paragraph 4.1; and (d) the balance of Borrower's Liabilities, if any, shall be payable by Borrower to Bank as and when provided in this Agreement or the Other Agreements.

         5.2 Automatic Debit. In order to cause timely payment to be made to Bank of all Borrower's Liabilities as and when due, Borrower hereby authorizes and directs Bank to debit the amount of such Borrower's Liabilities to any ordinary deposit account of Borrower at Bank (including, without limitation, by increasing the principal balance due under the Revolving Loan).

         5.3 Application of Payment. Subject to Paragraph 13.3 below and except as otherwise specified herein, Borrower shall, at the time of making each payment under this Agreement or any Note (whether by account debit or otherwise), specify to Bank the Loan or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Bank may allocate such payment in such manner as it may determine to be appropriate). Notwithstanding the foregoing, all prepayments shall be applied to the amounts due hereunder in the inverse order of their maturities.

         5.4 Conditions Precedent Events. Each Loan made by Bank to Borrower at the request of Borrower pursuant to this Agreement or the Other Agreements shall in any event be subject to the following conditions precedent: (a) there shall not then exist an Event of Default (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such Loan would constitute an Event of Default; (b) the representations and warranties of Borrower (after giving effect to the consummation of the Acquisition) contained in this Agreement shall be true and correct as of the date of such Loan with the same effect as though made on such date; (c) all of the covenants and agreements of Borrower in this Agreement, and all of the requirements of this Agreement with respect to such Loan, shall have been complied with; and (d) there shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, results of operations or business of Borrower. Each Borrowing by Borrower hereunder shall be deemed a representation and warranty by Borrower that the foregoing conditions have been fulfilled as of the date of such borrowing. Bank shall have received upon request a certificate signed by an Authorized Officer of Borrower dated the date of such requested Loan certifying satisfaction of the conditions specified in clauses (a)-(d) of this Paragraph 5.4.

         5.5 Offset. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim Bank may otherwise have, Bank shall be entitled, at its option, to offset balances held by it for account of Borrower at any of its offices, in United States Dollars or in any other currency, against any principal of or interest on any of Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

         5.6 Discretionary Disbursements. Bank, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of Loans made or available to Borrower pursuant to this Agreement and/or the Other Agreements to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed by Bank shall be a part of Borrower's Liabilities, payable by Borrower on demand.

         5.7 Credit Termination Date; Continuance of Obligations, Etc. This Agreement, Bank's obligation to loan monies to Borrower, and Borrower's ability to borrow monies from Bank shall be in effect until the Termination Date. Notwithstanding the foregoing and until such date when Borrower's Liabilities shall be paid in full, Borrower's obligations hereunder and under the Other Agreements shall continue, interest shall continue to be paid in accordance with the foregoing, Bank shall be entitled to retain its security interest in the Collateral and Bank shall retain all of its rights and remedies under this Agreement.

         5.8 Over-Advances. If, at any time and for any reason, the aggregate amount of Borrower's Liabilities in respect of Revolving Loans outstanding hereunder exceeds the Revolving Credit Commitment (an "Over-Advance"), then upon receipt of notice to Borrower by Bank, Borrower shall immediately pay to Bank, the amount of such Over-Advance. If such Over-Advance remains outstanding for more than one (1) Business Day after receipt of the aforesaid notice, until such Over-Advance is so repaid to Bank, an Event of Default shall be deemed to have occurred hereunder and the amount of such Over-Advance shall bear interest at the applicable Default Rate.

         5.9 Lock-Box and Blocked Account. Upon the occurrence of an Event of Default, upon the written request of Bank, Borrower shall establish a lock box and cash collateral depository account (collectively, the "Blocked Account") in Borrower's name with Bank to which all Obligors shall directly remit all payments on Accounts Receivable and Collateral and in which Borrower will immediately deposit all payments made for services rendered or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. All payments made to the Blocked Account shall be the sole and exclusive property of Bank and no persons shall have a right to setoff against the Blocked Account. Bank will apply against Borrower's Liabilities two (2) Business Days after the date of receipt, if received in the Blocked Account and by Bank's commercial note teller prior to 2:00 p.m., Chicago time, all payments received thereon, including cash, solvent credits, collections of Accounts Receivable, proceeds of Collateral and any other amounts; provided that (a) Bank shall charge back to Borrower any payments that may be required to be returned to the entity making such payment and Borrower shall continue to pay interest on the amount charged back from the date that such payment was applied against Borrower's Liabilities; and (b) Bank shall have the exclusive right to determine how, when and in what amounts application of such payments and such credits shall be made on Borrower's Liabilities, and such determination shall be conclusive upon Borrower.

         5.10      Prepayments; Prepayment Penalty; Etc.

                   (a) Voluntary Prepayments -- Revolving Loans. Borrower shall have the right to prepay Revolving Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give Bank, at its Address for Notices (on the signature page hereof), written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Revolving Loans, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower at least one (1) Business Day prior to the date of such prepayment with respect to Base Rate Loans and two (2) Business Days prior to the date of such prepayment with respect to LIBOR Loans; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $200,000 and, if greater in an integral multiple of $100,000; and (iii) at the time of any prepayment of LIBOR Loans pursuant to this Paragraph 5.10(a) on any date other than the last day of the Interest Period applicable thereto, Borrower shall pay the amounts required pursuant to Paragraph 4.1(d) and Paragraph 4.7.

                   (b) Voluntary Prepayments -- Acquisition Loan and Term Loan. Borrower shall have the right at any time to prepay in full, but not in part, either or both of the Acquisition Loan and the Term Loan on the following terms and conditions: (i) Borrower shall give Bank, at its Address for Notices (on the signature page hereof), written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay either or both of such Loans, the amount of such prepayment and whether such Loan(s) being prepaid is the Acquisition Loan, the Term Loan or both, which notice shall be given by Borrower at least thirty
(30) Business Days prior to the date of such prepayment. In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Bank's lost profits, an early termination fee shall be paid by Borrower on the amount of the Acquisition Loan and/or Term Loan being prepaid (the "Early Termination Fee"), which Early Termination Fee shall be equal to:

                           (i) if such termination occurs prior to the first anniversary of the date hereof, an amount equal to three percent (3%) of the principal amount of Loans being prepaid; or

                           (ii) if such termination occurs on or after the first anniversary, but prior to the second anniversary of the date hereof, an amount equal to two percent (2%) of the principal amount of Loans being prepaid; or

                           (iii) if such termination occurs on or after the second anniversary, but prior to the third anniversary hereof, an amount equal to one percent (1%) of the principal amount of Loans being prepaid.

         5.11 Unused Portion Fee. To compensate Bank for the cost of reserving funds to be made available to Borrower under this Agreement, Borrower shall pay to Bank, for the benefit of Bank, on the last day of each fiscal quarter an unused revolving line fee (the "Unused Portion Fee") equal to the sum of the daily amounts by which the maximum aggregate principal amount of the Revolving Credit Commitment exceeds the actual principal amount of all Revolving Loans made hereunder. The Unused Portion Fee is calculated for each applicable day of such quarter in an amount equal to the excess of the maximum aggregate principal amount of the Revolving Credit Commitment over the principal amount of all outstanding advances under the Revolving Loans on such day, multiplied by one-quarter of one percent (1/4%). All fees and charges imposed on Borrower pursuant to this Agreement including, without limitation, the Unused Portion Fee accrued through the date of termination, shall be nonrefundable to Borrower, notwithstanding any prepayment and termination by Borrower of this Agreement.

         5.12 Transaction Fee. On or prior to the Closing Date, Borrower shall pay a fee of Thirty- One Thousand Five Hundred Dollars ($31,500) in the aggregate (the "Transaction Fee") to Bank, which fee is comprised of Ten Thousand Dollars ($10,000) in respect of the Revolving Credit Commitment, Thirteen Thousand Dollars ($13,000) in respect of the Acquisition Credit Commitment and Eight Thousand Five Hundred Dollars ($8,500) in respect of the Term Credit Commitment.

                         6. LOANS: CONDITIONS TO LENDING

         6.1 Initial Loan Conditions Precedent. In addition to those conditions set forth in Paragraph 5.4 above with respect to all Loans and advances hereunder, prior to or contemporaneously with the making of the initial advance of funds, Bank's obligation to make any Loan is subject to the satisfaction of the following conditions precedent:

                   (a) Fees and Expenses. Borrower shall have paid all fees owed to Bank and reimbursed Bank for all expenses due and payable hereunder on or before the date hereof including, but not limited to, the Transaction Fee and counsel fees provided for in Paragraph 13.12 hereof.

                   (b) Documents. Bank shall have received the following documents, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                           (i) Related Documents. Copies of this Agreement as required by Bank and one copy of each of the Revolving Note, the Acquisition Note and the Term Note payable to Bank conforming to the requirements hereof duly executed by Borrower. The applicable Forms UCC-1 and UCC-2 financing statements related to the Collateral (as herein defined) shall have been filed in all jurisdictions that Bank deems necessary or advisable.

                           (ii) Legal Opinion. The legal opinion of Borrower's internal counsel and internal counsel to Guarantor.

                           (iii) Officer's Certificate. A certificate executed by the President of Solder Station, stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of such Borrower has occurred since December 31, 1997, and (C) each condition precedent to the consummation of the Loans contemplated hereby has been met or satisfied.

                           (iv) Insurance Policies. Certificates from Solder Station's insurance carrier evidencing that all insurance policies and coverage required by Paragraph 11.2(g) below is in effect, together with a lender's loss payable endorsement.

                           (v) Constituent Documents. A copy of the Certificate of Incorporation for each Borrower and Guarantor, certified by the Secretary of State of each such entity's respective jurisdiction of organization, and a copy of each such entity's Bylaws, certified by the Secretary of each such entity, in each case together with all amendments.

                           (vi) Good Standing Certificates. A Good Standing Certificate (A) for each Borrower from the jurisdiction of organization and each state in which each Borrower is required to be qualified to transact business as a foreign corporation and (B) Guarantor from the state of its organization and each state in which it is required to be qualified to transact business as a foreign corporation.

                           (vii) Resolutions. Certified copies of resolutions of the Board of Directors of each Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by the Acquisition, this Agreement and the Other Agreements and all other documents or instruments to be executed and delivered in conjunction herewith and therewith by each Borrower.

                           (viii) Incumbency Certificates. A certificate of the Secretary of each Borrower certifying as to the names of the officer or officers of such Borrower authorized to sign this Agreement and the Other Agreements, in each case together with a sample of the true signature of each such individual.

                           (ix) Landlord's Waiver. Landlord's Waiver, License and Agreement executed by the landlord/lessor of the leased property of each Borrower at 2201 W. Cape Cod Way, Santa Ana, CA; 2231 W. Cape Cod Way, Santa Ana, CA; and 2221 W. Cape Cod Way, Santa Ana, CA.

                           (x) Pro-Forma Balance Sheet. Pro-Forma Balance Sheet of Borrower, certified as true and correct by the Chief Financial Officer of Borrower, reflecting the consummation of the Acquisition and the transactions contemplated by this Agreement.

                           (xi) Stock Pledge Agreement. Stock Pledge Agreement from Guarantor pledging to Bank 100% of the Stock of Borrower (after giving effect to the consummation of the Acquisition).

                           (xii) Guaranty. Guaranty from Guarantor for the benefit of Bank.

                           (xiii) Subordination Agreement. Subordination Agreement of even date herewith with respect to the Subordinated Note.

                           (xiv) Evidence of Consummation of Acquisition. Certificate of an Authorized Officer of Borrower (after giving effect to the consummation of the Acquisition) evidencing and certifying as to the consummation of the Acquisition, in form and substance acceptable to Bank, reflecting (i) the aggregate amount of the purchase price of the Acquisition has not exceeded Seven Million Four Hundred Sixty Thousand Dollars ($7,460,000); and (ii) the aggregate amount of Subordinated Debt to Odilon Cardenas and Enedina Cardenas under the Purchase Agreement plus the amount of equity capital of Borrower of at least Three Million Six Hundred Thousand Dollars ($3,600,000), all of which is subject to the Subordination Agreement, and attaching thereto a Certificate of Merger certified by the Secretary of State of California reflecting the consummation of the merger of SSA with and into Solder Station, with Solder Station emerging as the surviving corporation.

                           (xv) Purchase Agreement. A copy of the final Purchase Agreement, together with all documents, amendments and schedules thereto, certified as true and correct by an Authorized Officer of Borrower (after giving effect to the consummation of the Acquisition).

                           (xvi) Collateral Assignment of Indemnities. A Collateral Assignment of Indemnities in favor of Bank, with respect to the assignment to Bank of the representations and warranties and all proceeds of indemnification given to Guarantor under the Purchase Agreement.

                           (xvii)  Lockbox Agreement.  Lockbox Agreement with
         Bank.

                           (xviii) Other Documents. Such other documents as Bank may reasonably request.

                   (c) Bank's Review. The Bank's review of and satisfaction with the ownership, capital, corporate, organizational and legal structure of Borrower, after giving effect to the Acquisition.

         6.2       [Reserved].

                          7. COLLATERAL: GENERAL TERMS

         7.1 Grant of Security Interest. To secure the prompt payment of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower, Borrower hereby pledges, transfers, delivers, grants and assigns to Bank, and grants to Bank a security interest in and to and a first lien on all of Borrower's property of any kind or description, tangible or intangible, of whatever description, whether now existing and/or owned and hereafter arising and/or acquired, wherever located in the United States including, but not limited to, the following: (a) accounts (including, without limitation, all of Borrower's Accounts Receivable), chattel paper, contract rights, letters of credit, instruments and documents (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) Inventory; (c) goods (other than Inventory), machinery, Equipment, vehicles and fixtures (hereinafter individually and collectively referred to as "Equipment"); (d) General Intangibles; (e) monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (f) liens, guarantees and other rights and privileges pertaining to any of the foregoing; (g) all books, records and computer records in any way relating to the foregoing; (h) all other assets of Borrower whether real, personal, tangible or intangible or mixed, now existing or hereafter acquired, created, built or otherwise coming into being; (i) all accessions, substitutions, renewals, improvements and replacements of and additions to the foregoing; and (j) all products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the same (all of the foregoing personal property and real property is hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). Borrower shall make appropriate entries upon its financial statements and books and records disclosing Bank's security interest in the Collateral.

         7.2 Perfection of Security Interests. Borrower shall execute and/or deliver to Bank, at any time and from time to time hereafter at the request of Bank, all agreements, instruments, financing statements, documents and other written matter (sometimes hereinafter individually and collectively referred to as "Supplemental Documentation") that Bank reasonably may request, in form and substance acceptable to Bank, to perfect and maintain perfected the security interest in the Collateral granted hereby and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as Borrower's true and lawful attorney and agent-in-fact to sign the name of Borrower on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Bank may reasonably elect. Borrower agrees that a carbon, photographic or photostatic copy or other reproduction of this Agreement or of any financing statement shall be sufficient as a financing statement.

         7.3 Inspection of Collateral and Visitation Rights. Bank shall have the right to inspect the Collateral and all related records (and the premises upon which it is located), perform a field audit, visit and inspect the properties and assets of Borrower and its Subsidiaries and verify the amount and condition of or any other matter relating to the Collateral; provided, however, Bank shall only have such inspection rights on one (1) occasion per calendar year prior to an Event of Default. All costs, fees and expenses incurred by Bank or for which Bank has become obligated, in connection with such inspection and/or verification shall constitute part of Borrower's Liabilities, payable by Borrower to Bank on demand.

         7.4 First Lien and Locations of Collateral. Borrower warrants and represents to and covenants with Bank (after giving effect to the Acquisition) that: (a) as of the Closing Date, Bank's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority other than Permitted Liens; (b) the offices and/or locations where Borrower keeps the Collateral consisting of personal property and books and records concerning the Collateral are at the locations specified on Schedule 7.4 and Borrower shall not remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location without the prior written consent of Bank; and (c) the addresses specified on Schedule 7.4 include and designate Borrower's chief executive office, chief place of business and other offices and places of business and are Borrower's sole offices and places of business. Borrower, by written notice delivered to Bank at least thirty (30) days prior thereto, shall advise Bank of Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. There are no liens on the Collateral other than the lien of Bank pursuant hereto and Permitted Liens.

         7.5 Constructive Trust. Borrower shall receive, as the sole and exclusive property of Bank, and as trustee for Bank, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral which come into the possession or under the control of Borrower (or any of its shareholders, directors, officers, employees, representatives or those Persons acting for or in concert with Borrower) and immediately upon receipt thereof, Borrower shall remit the same (or cause the same to be remitted), in kind, to Bank.

         7.6 Application of Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, Bank, at time or times in its sole and absolute discretion, may take control of, in any manner, and may endorse Borrower's name, as appropriate, to any of the items of payment or proceeds described in Paragraph 7.5 above and, pursuant to the provisions of this Agreement, Bank may, in its sole and absolute discretion, apply the same to and on account of Borrower's Liabilities. For the purposes of this Paragraph, Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all persons designated by Bank for that purpose) as such Borrower's true and lawful attorney and agent-in-fact with power, without notice to Borrower, to take any such actions.

         7.7 Third Party Collateral Claims. Bank, in its sole and absolute discretion, without waiving or releasing any Event of Default or obligation, liability, or duty of Borrower under this Agreement or the Other Agreements, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance, or claim asserted by any Person against the Collateral. All sums paid by Bank, in respect thereof and all costs, fees and expenses, including reasonable attorney's fees, court costs, expenses and other charges relating thereto that are incurred by Bank on account thereof shall be part of Borrower's Liabilities payable by Borrower to Bank on demand.

         7.8 Additional Collateral. Bank may, in its sole and absolute discretion, retain as additional Collateral or release to Borrower, from time to time, such portion of the monies, reserves and/or proceeds received by Bank with respect to the Collateral as Bank may determine. All such monies, reserves, proceeds and other property of Borrower in the possession of Bank at any time or times hereafter are hereby pledged by Borrower to Bank as additional Collateral hereunder and must be applied by Bank on account of Borrower's Liabilities.

         7.9 No Custom or Waiver. No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the limitation contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

         7.10 Special Collateral. Immediately upon receipt by Borrower of that portion of Collateral evidenced or secured by an agreement, letter of credit, instrument and/or document, including, without limitation, promissory notes, documents of title and warehouse receipts ("Special Collateral"), Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Bank, and shall deliver the original thereof to Bank, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) and/or other specific evidence of assignment (in form and substance satisfactory to Bank).

                       8. COLLATERAL: ACCOUNTS RECEIVABLE

         8.1 Account Representations and Warranties. Except as otherwise disclosed by Borrower to Bank in writing, Borrower hereby warrants and represents to Bank (after giving effect to the Acquisition) with respect to the Accounts Receivable that: (a) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents with respect thereto;
(c) the amounts thereof are actually and absolutely owing to Borrower and are not contingent for any reason; (d) there are no material setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Obligor thereof for any deduction therefrom except a regular discount allowed by Borrower in the ordinary course of its business for prompt payment; (e) the services furnished and/or goods sold giving rise thereto is not subject to any lien, claim, encumbrance or security interest except that of Bank and Permitted Liens; and (f) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof.

         8.2 Verification of Accounts Receivable. Any of Bank's officers, employees or representatives shall have the right, in Bank's name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts Receivable by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto that are incurred by Bank (or for which Bank becomes obligated) shall be part of Borrower's Liabilities payable by Borrower to Bank on demand.

         8.3 Account Restrictions. Unless Bank notifies Borrower in writing that Bank suspends any one or more of the following requirements, Borrower shall: (a) promptly upon Borrower's learning thereof, inform Bank in writing of any material delay in Borrower's performance of any of its obligations to any Obligor relating to Accounts Receivable in excess of $10,000 and of any assertion of any claims, offsets or counterclaims by any Obligor relating to Accounts Receivable in excess of $10,000 and of any allowances, credits and/or other monies granted by Borrower to any Obligor which exceed $10,000 in value;
(b) not permit or agree to any material extension, compromise or settlement or make any change or modification of any material kind or nature with respect to any Accounts Receivable in excess of $10,000, including any of the terms relating thereto; and (c) promptly upon Borrower's receipt or learning thereof, furnish to and inform Bank of all material adverse information relating to the financial condition of any Obligor on Accounts Receivable in excess of $10,000.

         8.4 Enforcement of Right to Accounts Receivable. Upon the occurrence of an Event of Default, Bank shall have the right, at any time or times in its sole and absolute discretion, without notice thereof to Borrower: (a) to notify any or all Obligors that the Accounts Receivable and Collateral have been assigned to Bank and that Bank has a security interest therein; (b) to direct such Obligors to make all payments due from them to Borrower upon the Accounts Receivable and Collateral directly to Bank; (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts Receivable and Collateral in the name of Bank and Borrower; and (d) to take control, in any manner, of any item of payment or proceeds referred to in Paragraph 7.5 above.

         8.5 Appointment as Attorney-in-Fact. Borrower, irrevocably, hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank), as Borrower's true and lawful attorney and agent-in-fact, with power, without notice to Borrower and at such time or times hereafter as Bank, in its sole and absolute discretion, may determine after the occurrence of an Event of Default, in Borrower's or Bank's name: (a) to demand payment of the Accounts Receivable and Collateral; (b) to enforce payment of the Accounts Receivable and Collateral by legal proceedings or otherwise; (c) to exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable and Collateral; (d) to settle, adjust, compromise, extend or renew the Accounts Receivable and Collateral; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable and Collateral; (f) to sell or assign the Accounts Receivable and Collateral upon such terms, for such amounts, and at such time or times as Bank deems advisable; (g) to discharge and release the Accounts Receivable and Collateral; (h) to take control, in any manner, of any item of payment or proceeds referred to in Paragraph 7.5 above;
(i) to prepare, file and sign Borrower's name on any Notice of Lien, Assignment, Satisfaction of Lien or similar document in connection with the Accounts Receivable and Collateral; (j) to prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Obligor; (k) to do all acts and things necessary, in Bank's sole discretion, to fulfill Borrower's obligations under this Agreement; (l) to endorse the name of Borrower upon any of the items of payment or proceeds referred to in Paragraph 7.5 above and to deposit the same to the account of Bank to and on account of Borrower's Liabilities; (m) to endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts Receivable and Collateral; and (n) to sign the name of Borrower to verifications of the Accounts Receivable and Collateral and notices thereof to Obligors.

                            9. COLLATERAL: INVENTORY

         9.1 Inventory Representations and Warranties. Borrower warrants and represents to and covenants with Bank (after giving effect to the Acquisition) that: (a) Inventory shall be kept only at the locations specified in Paragraph
7.4 hereof; (b) Borrower, at reasonable intervals upon the reasonable request of Bank therefor, shall execute and deliver to Bank designations of Inventory specifying Borrower's cost of Inventory and such other matters and information relating to Inventory as Bank may reasonably request; (c) Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and selling price thereof and the daily withdrawals therefrom and additions thereto, all of which records shall be available to any of Bank's officers, employees or Bank for inspection and copying thereof; and (d) Inventory is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Bank's prior written consent and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name.

         9.2 Ordinary Course Sales. Until an Event of Default, Borrower may sell Inventory in the ordinary course of business.

                            10. COLLATERAL: EQUIPMENT

         10.1 Equipment Representations and Warranties. Borrower hereby warrants and represents to Bank (after giving effect to the Acquisition) with respect to the Equipment that Borrower has good, indefeasible and merchantable title, free and clear of all Liens, claims and encumbrances, to and ownership of the Equipment used in its business except for Liens of Bank granted hereunder and Permitted Liens, and that Equipment shall be kept and/or maintained solely at the locations specified on Schedule 7.4.

         10.2 Maintenance. Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, except where the failure to so maintain and preserve would not have a material adverse effect on the business, financial condition or operations of Borrower. Borrower shall not permit any material item of Equipment to become a fixture to real estate or accession to other personal property.

         10.3 Evidence of Ownership. Borrower, upon reasonable request by Bank, shall deliver to Bank any and all evidence of ownership of, including, without limitation, certificates of title to and applications for title to, any Equipment.

                 11. REPRESENTATIONS AND WARRANTIES; COVENANTS;
                     INDEMNIFICATION; CONTINUING OBLIGATION

         11.1 Representations and Warranties of Borrower. Borrower hereby represents and warrants to Bank as of the Closing Date (after giving effect to the consummation of the Acquisition) and with respect to subsections (a) through
(d) and subsections (f) through (dd) below, the date of disbursement of each Loan or advance hereunder, as follows:

                   (a) Existence and Authority. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Borrower is duly qualified to do business and is in good standing under the laws of each state in which the ownership of its properties and the nature and extent of the activities transacted by it makes such qualification necessary. Borrower has all requisite power and authority to conduct its activities as presently conducted, to own its properties and to perform its obligations under this Agreement.

                   (b) Authorization; No Conflict. The execution, delivery and performance by Borrower of this Agreement and the Other Agreements to which it is a party are within Borrower's organizational powers, have been duly authorized by all necessary corporate action and do not contravene (i) Borrower's Certificate or Articles of Incorporation or By-laws; or (ii) any law or any contractual restriction binding on or affecting Borrower or its properties, and do not result in or
                                       29
require the creation of any Lien (except as may be created under this Agreement or the Other Agreements) upon or with respect to any of its properties.

                   (c) No Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement or any Other Agreement to which Borrower is a party.

                   (d) Validity and Binding Nature. This Agreement is, and the Other Agreements to which Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                   (e) Financial Statements and Condition. The audited financial statements and balance sheet (including the notes thereto) of Solder Station as at December 31, 1997, and the related statements of income and equity and statements of cash flows of Solder Station for the fiscal year then ended, are complete and correct and fairly present the financial condition of Solder Station as at such date and the results of the operations of Borrower for the period ended on such date, in accordance with GAAP, and since December 31, 1997, there has been no material adverse change in Solder Station's financial condition, business, properties or operations. Except as set forth on Schedule 11.1(e) hereto, Borrower has not on the date hereof, nor will have on the date of any Loan or advance made by Bank hereunder, any material contingent obligations, long-term leases or material forward or long-term commitments, which are not reflected in the financial statements (and the related notes thereto).

                   (f) Litigation. There is no pending or, to the best knowledge of Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, Borrower before any court, governmental agency or arbitrator, which, in any case, may (i) materially and adversely affect the financial condition or operation of Borrower, (ii) which seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) which would affect the validity or enforceability of this Agreement or the Other Agreements.

                   (g) Securities Transaction. No proceeds of any Loan or advance made by Bank to Borrower hereunder will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                   (h) Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Bank to Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                   (i) ERISA Termination Event and Funding. No ERISA Termination Event has occurred nor is expected to occur with respect to any Plan and all Plans, to the extent governed by ERISA, meet the minimum funding standards of
Section 302 of ERISA.

                   (j) Withdrawal Liability and Reportable Events. Neither Borrower nor any ERISA Affiliate has incurred, or expects to incur, any withdrawal liability under Section 4201 of

ERISA to any Multiemployer Plan. No Reportable Event (as defined in ERISA) has occurred with respect to any Plan.

                   (k) Taxes. Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that Borrower is contesting in good faith by appropriate legal proceedings and proper reserves therefor have been established on the books of Borrower.

                   (l) Liens. There are no Liens upon or with respect to any of the properties of Borrower or Collateral or any right to receive revenues of Borrower or Collateral other than (i) Liens arising under this Agreement, and
(ii) Permitted Liens.

                   (m) Conflicts. Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (including corporate charters) which is likely to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or the Other Agreements or which would restrict or otherwise limit the incurring of the Funded Debt represented by this Agreement and the Other Agreements.

                   (n) Environmental Matters. Except as disclosed on Schedule 11.1(n) and to the best of Borrower's knowledge after diligent inquiry:

                           (i) the operations of Borrower (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                           (ii) Borrower has obtained or has timely applied for all Governmental Authorizations under Environmental Laws necessary to its operations, if any, and all such Governmental Authorizations as have been obtained are in good standing, and Borrower is in compliance with all terms and conditions of such Governmental Authorizations;

                           (iii) Borrower has not received from any Person (A) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under
         Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9604) or comparable state laws, and none of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials at any Facility or at any other location;

                           (iv) no operations of Borrower are the subject of any investigation or judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

                           (v) except for Governmental Authorizations, neither Borrower nor any of its Facilities or operations is the subject of any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                           (vi) Borrower has no material contingent liability in connection with any Release or threatened Release of any Hazardous Materials;

                           (vii) neither Borrower nor any predecessors has filed any notice under any Environmental Law indicating past or present treatment, storage, disposal or Release of Hazardous Materials at any Facility except in accordance with Environmental Laws, and Borrower's operations do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                           (viii) no Hazardous Material exists on, under or about any Facility in a manner that is reasonably likely to give rise to an Environmental Claim and Borrower has not filed any notice or report of a Release of any Hazardous Materials that is reasonably likely to give rise to an Environmental Claim;

                           (ix) Borrower has not disposed of any Hazardous Materials in a manner that is reasonably likely to give rise to an Environmental Claim;

                           (x)  no underground storage tanks or surface
         impoundments are on or at any Facility; and

                           (xi) no lien in favor of any Person for (a) any liability under any Environmental Laws or (b) damages arising from or costs incurred by such Person in response to a Release or threatened Release has been filed or has been attached to any Facility.

                   (o) Investment Company Act. Borrower is not an "investment company" or a company "controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                   (p) Compliance with Laws. Borrower is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of Borrower including, without limitation, zoning or other ordinances relating to permissive non-conforming uses of property.

                   (q) Other Agreements. Borrower makes each of the representations and warranties of Borrower contained in the Other Agreements to which Borrower is a party operative and applicable for the benefit of Bank as if the same were set forth at length herein.

                   (r) Millennium Compliance. The software owned and used by Borrower shall be Millennium Compliant (as defined below). Any modification to make the software Millennium Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century shall be made at no additional charge. As used in this Agreement, "Millennium Compliant" shall mean the ability of the system to provide the following functions:

                           (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates;

                           (ii) function accurately in accordance with the specifications of such system and without interruption before, during and after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of the new century;

                           (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century in a disclosed defined and predetermined manner; and

                           (iv) store and provide output of date information in ways that are unambiguous as to century.

                   (s) Subsidiaries. Except as disclosed on Schedule 11.1(s), Borrower has no Subsidiaries.

                   (t) Intellectual Property. Borrower owns, is licensed under, or otherwise has the rights to, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Borrower (collectively, "Intellectual Property") and all such Intellectual Property is identified on Schedule 11.1(t) and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. Except as disclosed in Schedule 11.1(t), no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in Schedule 11.1(t), the use of such Intellectual Property by Borrower does not infringe on the rights of any Person.

                   (u) Labor. None of the employees of Borrower is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving Borrower and any of its employees, except for any of the foregoing which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of Borrower.

                   (v) Solvency. Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and Borrower owns property the fair saleable value of which is greater than the amount required to pay the Liabilities of Borrower. No transfer of property is being made and no Funded Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower.

                   (w) Title. Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens, claims, security interests and other encumbrances except for the Liens of Bank granted hereunder, Permitted Liens and as otherwise described on Schedule 11.1(w).

                   (x) Corporate Names. Except as disclosed on Schedule 11.1(x), Borrower has no assumed corporate names and is not doing business under any other corporate name.

                   (y) Options. Except as set forth on Schedule 11.1(y) hereto, no person, corporation, partnership, association or other entity has any option to acquire ownership of the Collateral or any portion thereof.

                   (z) Credit Agreements. Schedule 11.1(z) hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Funded Debt or any extension of credit (or commitment for any extension of credit) to, or guarantee by, Borrower, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in such exhibit.

                   (aa) Debt. As of the date of this Agreement, Borrower has no Funded Debt except for the permitted Funded Debt set forth in Schedule 11.3(e) hereof.

                   (bb) Insurance. Schedule 11.1(bb) sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower. Borrower is adequately insured under such policies, no notice of cancellation has been received with respect to such policies and Borrower is in compliance with all conditions contained in such policies.

                   (cc) Acquisition. The Acquisition (and the merger of SSA with and into Solder Station as contemplated thereby) has been consummated in accordance with the terms and conditions of the Purchase Agreement and all applicable laws. The Acquisition was approved by all necessary action of the parties to the Purchase Agreement. The Purchase Agreement and all documents, instruments and related agreements delivered in connection therewith are in form and substance the same as were delivered to Bank at the Closing Date and shall not have been amended, modified, restated or altered in any respect.

                   (dd)    Stock and Related Matters.

                           (i) The authorized capital stock of Borrower, pursuant to Borrower's Articles or Certificate of Incorporation and By-Laws, as of the Closing Date (after giving effect to the consummation of the Acquisition) is described on Schedule 11.1(dd). As of the Closing Date, no other shares of Borrower's Stock are authorized, issued or outstanding. As of the Closing Date, the ownership of Borrower's Stock is as set forth on Exhibit 11.1(dd). As of the Closing Date, except as set forth on Exhibit 11.1(dd) hereto, Borrower is not subject to any obligation, option, warrant, put or call right (contingent or otherwise) to repurchase, issue, acquire or retire any of its Stock. As of the Closing Date, all of the outstanding shares of Stock of Borrower are validly issued, fully paid and non-assessable.

                           (ii) Borrower has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of its Stock. As of the Closing Date, there are no agreements between any parties with respect to the voting or transfer of Borrower's Stock.

                   (ee) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding projections referred to below in this Paragraph and factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of Borrower to Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Borrower has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading.

         11.2 Affirmative Covenants. At all times prior to the Termination Date and thereafter for so long as any amounts are due or owing to Bank hereunder, Borrower (after giving effect to the consummation of the Acquisition) hereby covenants and agree that it will, unless Bank otherwise consents in writing:

                   (a) Existence, Etc. Do or cause to be done all things necessary to preserve and maintain Borrower's existence in good standing.

                   (b) Compliance with Laws, Etc. Comply with all applicable present and future laws, rules, ordinances, regulations and Governmental Authorizations including, without limitation, laws, rules, ordinances, regulations and Governmental Authorizations regarding the operation and maintenance of Borrower's business.

                   (c) Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material Charges levied or imposed upon Borrower or upon the income, profits or property of Borrower, provided, however, that Borrower shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of Borrower.

                   (d) Reporting Requirements. Maintain a system of accounting in accordance with GAAP consistently applied with respect to all dealings or transactions in relation to its business and activities, and Borrower shall furnish to Bank:

                           (i) as soon as possible and in any event within ten
         (10) days after the occurrence of an Event of Default or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default, the statement of an Authorized Officer of Borrower setting forth details of such Event of Default or event and the action which Borrower has taken or proposes to take to cure the same;

                           (ii) as soon as available and in any event on the last Business Day of each week, (a) a duly completed and executed borrowing base certificate, and (b) a detailed final balance of all then existing Accounts Receivable with a declaration of contra liabilities, in each case in form and substance acceptable to Bank and certified as accurate by an Authorized Officer of Borrower;

                           (iii) as soon as available and in any event within twenty (20) days after the end of each month beginning with the month ending March 31, 1998, an internally prepared balance sheet of Borrower as at the end of such month and the related statements of net earnings and stockholders' equity and statements of cash flows of Borrower for such month and for the portion of the fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP, by the principal financial officer or manager as applicable;

                           (iv) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a balance sheet and the related statements of net earnings and stockholders' equity and statements of cash flows of Borrower as of the end of such fiscal year, fairly and accurately presenting the financial condition of Borrower as at such date and the results of operations of Borrower for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by Ernst & Young or such other independent certified public accountants acceptable to Bank and accompanied by an unqualified opinion of such accountants;

                           (v) On a quarterly basis, concurrently with the delivery of the financial statements referred to in sub-paragraph (iii) above as at the end of each fiscal quarter, and the annual audited financial statements referred to in sub-paragraph (iv) above, a compliance certificate duly completed and executed by an Authorized Officer of Borrower (A) stating that Borrower has observed and performed all of its covenants and other agreements and satisfied every condition contained in this Agreement, the Notes and all Other Agreements to be observed, performed or satisfied by it and that such officer has no knowledge of any Event of Default except as specified in such certificate, (B) stating that, to the best of such individual's knowledge, all such financial statements are complete and correct in all respects and have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein, and (C) showing calculations of compliance with the financial covenants set forth in Paragraph 11.2(g) below;

                           (vi) promptly upon receipt and, in any event, within thirty (30) days after receipt thereof, copies of all auditors' letters to management and management's response thereto pertaining to the balance sheet and related financial statements of Borrower and its Subsidiaries;

                           (vii) (A) as soon as possible and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause
         (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and (ii) within ten (10) days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer (or designee) of Borrower describing such ERISA Termination Event and the action, if any, which Borrower, or any such ERISA Affiliate, proposes to take with respect thereto;

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



                                    (B) promptly and in any event within fifteen
         (15) Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                                    (C) promptly and in any event within fifteen
         (15) Business Days after receipt thereof by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received concerning the imposition or amount of withdrawal liability which has been assessed pursuant to Section 4202 of ERISA;

                           (viii) within fifteen (15) Business Days after notice to Borrower of the commencement thereof, notice, in writing, of any action, suit, arbitration or other proceeding instituted, commenced or threatened against or affecting Borrower with an amount in controversy in excess of $100,000;

                           (ix) at Bank's request, Borrower's federal, state and local tax returns as soon as said returns are completed in the form said returns will be filed with the Internal Revenue Service and any state or local department of revenue or taxing authority; and

                           (x) such other information respecting the condition or operations, financial or otherwise, of Borrower as Bank may from time to time reasonably request.

                   (e)     Environmental Disclosure and Inspection.

                           (i) Exercise due diligence in order to comply with all Environmental Laws and promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations.

                           (ii) Permit Bank, from time to time and in its sole and absolute discretion, to retain, at Bank's expense (or, after the assertion of an Environmental Claim, at Borrower's expense), an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower and at reasonable times and subject to reasonable conditions to conduct its own investigation of any Facility currently owned, leased, operated or used by Borrower and Borrower agrees to use its best efforts to obtain permission for Bank's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Borrower. Borrower hereby grants to Bank, its representatives, employees, consultants, and contractors the right to enter into or on to, at reasonable times, the Facilities currently owned, leased, operated or used by Borrower to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation; provided, that, upon request of Borrower, Bank shall promptly provide Borrower with a copy of any consultant's report prepared in connection with this paragraph.

                           (iii) Promptly advise Bank in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Material on, under or about any Facility, the existence of which is reasonably likely to give rise to an Environmental Claim, or
         (B) any Environmental Claim that could have a material adverse effect on Borrower, (iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could be reasonably expected to cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use there of under any Environmental Laws, and (v) any request for information from any governmental agency indicating that such agency has initiated an investigation as to whether Borrower may be potentially responsible for a Release or threatened Release of Hazardous Materials.

                           (iv) Promptly notify Bank of (i) any acquisition of stock, assets, or property outside of the ordinary course of business by Borrower that reasonably could be expected to expose Borrower to, or result in, Environmental Claims that could have a material adverse effect or that could be expected to have a material adverse effect on any Governmental Authorization then held by Borrower, and (ii) any proposed action outside of the normal course of business to be taken by Borrower or any Affiliate to commence industrial or other operations that could subject Borrower to additional laws, rules or regulation, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

                   (f) Financial Covenants. Maintain the following financial covenants:

                           (i) Maintain a Net Worth (measured as of the end of each calendar year) of not less than One Million Five Hundred Thousand Dollars ($1,500,000), determined in accordance with GAAP, which amount shall increase by Three Hundred Seventy-Five Thousand Dollars ($375,000) on January 1, 1999 and Five Hundred Thousand Dollars ($500,000) as of January 1 of each year commencing January 1, 2000.

                           (ii) Maintain a Debt Service Coverage Ratio of not less than 1.35:1, determined in accordance with GAAP; provided, however, that in the event Borrower fails to maintain a Debt Service Coverage Ratio of not less than 1.35:1, it shall not be deemed a breach of this covenant if, and only if, immediately upon the occurrence of such failure, Borrower immediately ceases making any payments in respect of the Subordinated Note, whether in respect of principal, interest or otherwise, in accordance with the Subordination Agreement. Notwithstanding the foregoing, this covenant shall be breached in any event (and an Event of Default shall be deemed to have occurred) if Borrower fails to maintain a Debt Service Coverage Ratio of not less than 1.25:1. Such Debt Service Coverage Ratio shall be measured at the end of each calendar quarter on a rolling four (4) quarter basis taking into account the immediately preceding four (4) quarters, except that for the first three (3) full fiscal quarters after the Closing Date, Debt Service Coverage Ratio shall be measured at the end of each calendar quarter for the calendar quarter then ended.

                           (iii) Maintain EBITDA of not less than One Million Five Hundred Thousand Dollars ($1,500,000), measured at the end of each calendar quarter on a rolling four (4) quarter basis taking into account the immediately preceding four (4) quarters.

                           (iv) Cause Guarantor to maintain a Tangible Net Worth of Guarantor, at all times, at a level equal to or greater than Seventeen Million Dollars ($17,000,000).

                   (g)     Insurance.

                           (i) At its sole cost and expense, keep and maintain business interruption insurance and public liability and property damage insurance relating to its business and properties and their ownership and use of the Collateral (the "Insurance Coverage"). All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in amounts no less than such policies set forth on
         Schedule 11.1(bb) or as otherwise may be reasonably satisfactory to Bank. Borrower shall deliver to Bank the original (or certified) copy of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy on or prior to the date of this Agreement. Such policies shall: (A) contain a lender's loss payable clause naming Bank as loss payee and additional insured as its interest may appear; (B) be accompanied by a lender's loss payable clause endorsement, executed by the applicable insurer, in form and substance acceptable to Bank; and (C) provide that the insurance companies will give Bank at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled.

                           (ii) In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, provide evidence of Insurance Coverage as required by this Agreement or to pay any premium in whole or in part relating thereto, then Bank after giving five (5) days' prior notice to Borrower, without waiving or releasing any obligation or Event of Default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable to protect Bank's interests in the Collateral. All sums so disbursed by Bank, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Borrower authorizes Bank, in Bank's sole discretion, to cause such sums to be paid by making an advance in the amount thereof to Borrower under the Revolving Credit Commitment and paying the proceeds thereof to Bank. Such insurance may, but need not, protect Borrower's interests, and Bank shall be under no obligation to so protect Borrower's interests. The Insurance Coverage that Bank purchases on behalf of Borrower may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any Insurance Coverage purchased by Bank, but only after providing Bank with evidence that Insurance Coverage has been obtained as provided for in this Agreement. In the event Bank purchases all or any portion of the Insurance Coverage for the Collateral or as otherwise required hereunder, Borrower will be responsible for all costs and expenses of such Insurance Coverage, including, but not limited to, interest and any other charges imposed by Bank in connection with the purchase of the Insurance Coverage, until the effective date of the cancellation or expiration of the Insurance

         Coverage. The costs and expenses of any Insurance Coverage purchased by Bank shall be added to Borrower's Obligations. Borrower acknowledges that the cost of the Insurance Coverage purchased by Bank pursuant hereto may be more than the cost of insurance Borrower may be able to obtain on their own. Borrower shall deliver to Bank, in kind, all instruments representing proceeds of insurance received by Borrower. Bank may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Bank's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Bank determines.

                   (h) Leases. Maintain and comply with all leases covering the Collateral used by Borrower, including, without limitation, the leases related to any leased property, in accordance with their terms so as to prevent any default thereunder which may result in the exercise or enforcement of any landlord's or other lien against Borrower.

                   (i) Union Contracts. Provide Bank with copies of all executed collective bargaining agreements or other union contracts, if any, in effect as of the date hereof and all additions, modifications or amendments thereto and shall provide Bank with evidence of the renewal of any such agreements or contracts prior to their expiration.

         11.3 Negative Covenants. At all times prior to the Termination Date and thereafter for so long as any amount is due or owing to Bank hereunder, unless Bank shall otherwise consent in writing, Borrower (after giving effect to the consummation of the Acquisition) shall not:

                   (a) Liens, Etc. Create or suffer to exist, any Lien, other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its Collateral and properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except for (i) the Liens of Bank arising under this Agreement and (ii) the permitted Liens set forth on Schedule 11.3(a) ("Permitted Liens").

                   (b) Maintain Existence, Merger, Etc. (i) dissolve or liquidate or amend or modify its Articles or Certificate of Incorporation; or
(ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any Collateral or assets (whether now owned or hereafter acquired) to any Person (other than sales of Inventory in the ordinary course of business); or (iii) together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of Borrower and such Affiliates (whether now owned or hereafter acquired) to any Person; or (iv) purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of any Person, or enter into any joint venture or become a partner in any partnership; or (v) engage in any transaction out of the ordinary course of business; or (vi) merge or consolidate with any Person; provided, however, that SSA and Solder Station may consummate the Acquisition and the other transactions contemplated by the Purchase Agreement, pursuant to and in strict accordance with the Purchase Agreement;

                   (c) Sale and Lease-Back. Enter into any arrangement with any Person or to which such Person is a party providing for the leasing by Borrower or any Affiliate of any principal asset which has been or is to be sold or transferred by Borrower or such Affiliate to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower or such Affiliate, other than sales or transfers between Borrower and any Affiliate or a lease for a temporary period not to exceed twelve (12) months.

                   (d) Change in Control. Permit any Change in Control to occur.

                   (e) Funded Debt. Incur, create, assume, become or be liable in any manner with respect to or permit to exist, any Funded Debt, except for the permitted Funded Debt set forth on Schedule 11.3(e).

                   (f) Investments or Loans. Make or permit to exist investments or loans in or to any other Person, except for (i) salaries and reasonable advances of money to its employees in payment of reasonable expenses incurred by such employees in the ordinary course of business or (ii) investments in certificates of deposits of a banking institution having a net worth in excess of $100,000,000 or in securities of the United States of America or commercial paper with a P1 rating (or equivalent rating from a nationally recognized rating agency) (all of the foregoing maturing within one year) ("Permitted Investments").

                   (g) Guaranties. Guaranty, endorse or otherwise in any way directly, indirectly or contingently become liable for the obligations or liabilities of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

                   (h) Stock and Dividends. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any Stock of Borrower or other evidence of ownership interest, or declare or pay dividends or distributions upon any Stock of Borrower or make any distribution of Borrower's property or assets.

                   (i) Transactions with Affiliates or Insiders. Enter into, or be a party to, any transaction with any Affiliate, stockholder or member of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate, stockholder or member of Borrower, as applicable.

                   (j) Capital Structure and Line of Business. Make any change in its capital structure or engage in any line of business materially different from that previously engaged in by Borrower.

                   (k) Prepayment or Modification of Debt. Make any prepayments of Funded Debt (except as permitted or required hereunder) or enter into or modify any agreement pursuant to which the terms of payment of any Funded Debt are amended or modified.

                   (l) Subordinated Debt. Make any payments whatsoever on or with respect to Subordinated Debt, except that Borrower may make payments under the Subordinated Notes to the extent expressly permitted by the Subordination Agreement.

                   (m) Inter-Company Transfers. Make any loans, transfers or advances of funds to, or borrow any funds from, any Affiliate of Borrower; provided, however, that prior to the occurrence of an Event of Default, Borrower may engage in any such inter-company transfers with Affiliates having an aggregate amount outstanding (whether in one transaction or a series of transactions) of no more than Three Hundred Thousand Dollars ($300,000).

         11.4 Maintenance of Accounts. Borrower agrees to maintain its primary operational accounts with Bank and shall maintain an average balance of collected, available funds in a non-interest bearing demand deposit account with Bank (the "Operating Account") in an amount at least equal to that amount required to compensate Bank for its services in maintaining such account. Borrower acknowledges that Bank will charge Borrower standard service charges in effect from time to time for various services performed by Bank in connection with any aspect of the relationship between Borrower and Bank, and Borrower hereby agrees that if such service charges exceed the credit to Borrower arising from earnings attributable to funds on deposit with Bank in the applicable Operating Account, such service charge deficiency shall be deducted by Bank from Borrower's Operating Account, monthly, in arrears, within ten (10) days following the end of each month. Bank may cause interest and other amounts payable on the obligations of Borrower to Bank hereunder to be paid by making a direct charge to the applicable Operating Account in accordance with the terms hereof.

                                   12. DEFAULT

         12.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this
Agreement: (a) if Borrower (i) fails or neglects to perform, keep or observe any covenant or agreement contained in Paragraph 11.2(b), (e), (h) or (i) or Paragraph 11.3(c) and Borrower shall fail to cure such failure or neglect within thirty (30) days of Borrower's actual notice thereof or (ii) fails or neglects to perform, keep or observe any covenant or agreement contained in this Agreement or in the Other Agreements (other than is set forth in clause (i) of this sub-paragraph) which is required to be performed, kept or observed by Borrower; (b) if any representation or warranty made by Borrower herein or in any Other Agreement is breached or is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; (c) if Borrower fails to pay Borrower's Liabilities when due and payable or declared due and payable; (d) if any of the Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within twenty
(20) days thereafter; (e) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (f) if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within ninety (90) days after the entry or filing thereof;
(g) if an application is made by Borrower for the appointment of a receiver, trustee or custodian for any of Borrower's assets; (h) if an application is made by any Person other than Borrower for the appointment of a receiver, trustee or custodian for the Collateral of Borrower and the same is not dismissed within thirty (30) days after the application therefor; (i) if a notice of lien, levy, or assessment is filed of record with respect to all or any of the Collateral by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, including without limitation the PBGC, or if any taxes or debts owing at any time or times thereafter to any one of them becomes a lien or encumbrance upon any of the Collateral and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; (j) if Borrower becomes insolvent or is unable generally to pay its debts as they become due; (k) if Borrower is in default in the payment of Funded Debt in an amount in excess of $250,000; (l) the appointment of a conservator for all or any portion of the Collateral; (m) the occurrence of a material breach, default or event of default under any agreement, instrument and/or document executed and delivered by any Person to Bank pursuant to which such Person has guaranteed to Bank the payment or collection of Borrower's Liabilities and/or has granted to Bank a security interest or lien in and to some or all of such Person's real and/or personal property to secure the payment of Borrower's Liabilities after the expiration of all applicable grace or cure periods; (n) the occurrence of a material breach, a default or an event of default by Borrower under any of the Other Agreements after the expiration of all applicable grace or cure periods; or (o) any guaranty of Borrower's Liabilities shall be terminated, curtailed or restricted in scope without Bank's consent.

         12.2 Cumulative Remedies. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

         12.3 Acceleration and Termination of Loans. Upon the occurrence and during the continuance of an Event of Default, (a) upon notice by Bank to Borrower, Borrower's Liabilities shall be immediately due and payable, unless there shall have occurred an Event of Default under subparagraphs 12.1(d), (e),
(f), (g), (h), (i), or (j), in which case Borrower's Liabilities shall automatically become due and payable without notice or demand, and (b) without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies and extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements.

         12.4 Rights of Secured Creditor. Upon an Event of Default, Bank, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of Borrower related thereto is or may be located, and without charge or liability to Bank therefor seize and remove the Collateral (and copies of Borrower's books and records in any way relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral, and Borrower hereby grants Bank a security interest in said books and records for the purpose above stated; and (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Bank pursuant to Paragraph 13.1 hereof.

         12.5 Assembly of Collateral; Injunctive Relief. Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.

Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank, and agree that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

         12.6 Notice of Collateral Disposition. Any notice required to be given by Bank of a sale, lease or other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Borrower at its principal place of business specified on the signature page to this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

         12.7 Matters Regarding Sale of Collateral. Upon an Event of Default, Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale, or reporting of sale of the Collateral, and any right of redemption from such sale; provided, however, nothing in this Paragraph shall be deemed a waiver of any cause of action or claim against Bank as a result of Bank's failure to dispose of the Collateral in a commercially reasonable manner.

         12.8 Replevin. In the event Bank seeks possession of the Collateral through replevin or other court process, Borrower hereby irrevocably waives: (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

         12.9 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash of Borrower at the time held by Bank hereunder, shall be applied by Bank:

                   First, to the payment of the costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of Bank and the fees and expenses of its representatives and counsel, and all expenses incurred and advances made by Bank in connection therewith;

                   Next, to the payment in full of Borrower's Liabilities; and

                   Finally, to the payment to Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

         As used in this Paragraph, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any amount received under any reorganization, liquidation or adjustment of debt of Borrower or any issuer of or obligor on any of the Collateral.

                                   13. GENERAL

         13.1 Payment Application Date. Any check, draft, or similar item of payment by or for the account of Borrower delivered to Bank on account of Borrower's Liabilities shall be applied by Bank on account of Borrower's Liabilities on the date final settlement thereof is reflected by irrevocable credit to Bank.

         13.2 Statement of Account. Each statement of account by Bank delivered to Borrower relating to Borrower's Liabilities shall be presumed correct and accurate, absent manifest error, and shall constitute an account stated between Borrower and Bank unless, within ninety (90) days after Borrower's receipt of said statement, Borrower delivers to Bank, by registered or certified mail addressed to Bank at its Address for Notices specified on the signature pages hereto, written objection thereto specifying the error or errors, if any, contained in any such statement.

         13.3 Manner of Application; Waiver of Setoff Prohibition. During the existence of an Event of Default, Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the right, in its absolute and sole discretion, to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Bank to obtain payment of Borrower's Liabilities, including any law that would restrict or limit Bank in the exercise of its right to appropriate any indebtedness owing from Bank to Borrower and any deposits or other property of Borrower in the possession or control of Bank and apply the same toward or setoff the same against the payment of Borrower's Liabilities.

         13.4 Survival of Representations and Warranties. Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true at the time of Borrower's execution of this Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         13.5      Integration; Amendment; Assignment.

                   (a) This Agreement and the Other Agreements constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements, whether oral or written. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank, and no provision of this Agreement may be waived except with the written consent of Bank.

                   (b) Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including without limitation Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder without the prior written consent of Bank.

                   (c) Bank may assign or sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it.

         13.6 No Waiver. Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing by Bank specifying such suspension or waiver and given pursuant to the requirements of Paragraph 13.5 hereof.

         13.7 Severability. If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

         13.8 Successors and Assigns. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify Paragraph 13.5 hereof.

         13.9 Conflict with Other Agreements. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

         13.10 No Impairment by Termination. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Bank in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation,
(b) the Collateral and/or (c) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

         13.11 Waivers. Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by

Bank on which Borrower may in any way be liable and hereby ratify and confirm whatever Bank may do in this regard.

         13.12 Costs, Fees and Expenses Related to Agreement and Other Agreements. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by Bank therefor, Borrower shall pay or reimburse Bank for all costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with the negotiation, preparation and consummation of this Agreement and the Other Agreements, including but not limited to, attorneys' fees, costs and expenses; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the Other Agreements. That portion of Borrower's Liabilities consisting of costs, expenses or advances to be reimbursed by Borrower to Bank pursuant to this Agreement or the Other Agreements which are not paid on or prior to the date hereof shall be payable by Borrower to Bank on demand.

         13.13 Environmental Indemnity. Borrower agrees to indemnify and save Bank, its officers, directors, employees and representatives, harmless of, from and against any liability, loss, damage or expense (including reasonable attorneys' fees) to which Bank or any of such persons may become subject, arising from or based upon (a) any violation, or claim of violation, by Borrower of any laws, regulations or ordinances relating to Hazardous Materials, or (b) any Hazardous Materials located or disposed of on or released or transported from any property owned, leased or operated by Borrower, or any claim of any of the foregoing.

         13.14 Release. Borrower releases Bank from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from: (a) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; (b) Bank's notification to any Obligor of Bank's security interest in the Accounts and the Collateral; (c) Bank's directing any Obligor to pay any sums owing to Borrower directly to Bank in accordance with the terms thereof; and (d) any other act or omission to act on the part of Bank, its officers, representatives or employees, except in each instance for willful misconduct and gross negligence.

         13.15 Governing Law. This Agreement and the Other Agreements are submitted by Borrower to Bank (for Bank's acceptance or rejection thereof) at Bank's principal place of business as an offer by Borrower to borrow monies from Bank now and from time to time hereafter and shall not be binding upon Bank or become effective until and unless accepted by Bank, in writing, at Bank's place of business. If so accepted by Bank, this Agreement and the Other Agreements shall be deemed to have been made at Bank's principal place of business. This Agreement and the Other Agreements shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects including, but not limited to, the legality of the interest rate and other charges.

         13.16 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified in the "Address for Notices" below such party or parties' name on the signature pages hereof if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers specified on the same, or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner.

         13.17 FORUM; VENUE; JURY TRIAL WAIVER. TO INDUCE BANK TO ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, BORROWER, IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE.
BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES LAWRENCE S. ADELSON, WHOSE ADDRESS IS C/O HEARTLAND TECHNOLOGY, INC., 547 WEST JACKSON BOULEVARD, SUITE 1510, CHICAGO, ILLINOIS 60601 OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN SUCH STATE, WHOM BORROWER MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN FIVE (5) DAYS' WRITTEN NOTICE THEREOF TO BANK) AS BORROWER'S TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS. BORROWER AGREES THAT THE FOREGOING SHALL NOT BE DEEMED THE EXCLUSIVE METHOD OF SERVICE OF LEGAL PROCESS HEREUNDER. BORROWER AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH. BORROWER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER IS A PARTY.

         13.18 Other Costs, Fees and Expenses. If at any time or times hereafter
Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the Other Agreements, (ii) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Bank, Borrower, or any other Person) in any way or respect relating to this Agreement, the Other Agreements or Borrower's affairs, or (iii) to enforce any rights of Bank against Borrower or any other person that may be obligated to Bank by virtue of this Agreement or the Other Agreements; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Bank's rights or remedies under the Agreement or the Other Agreements, the reasonable costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (i) attorneys' fees, costs and expenses; (ii) accountants' fees, costs and expenses;
(iii) court costs and expenses; (iv) court reporter fees, costs and expenses;
(v) long distance telephone charges; (vi) telegram charges; (vii) expenses for travel, lodging and food; and (viii) costs and expenses incurred with respect to exercise or enforcement of Bank's rights in or against Accounts Receivable and/or any Obligor, including expenses incurred in fulfilling, in whole or in part, any order of any Obligor from which an Account Receivable has arisen or will arise.
                                       48

         13.19 Revival. To the extent that Bank receives any payment on account of Borrower's Liabilities, or any proceeds of Collateral are applied on account of Borrower's Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of Borrower's Liabilities.

         13.20 Acknowledgments. Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, (ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of Bank hereunder, including the obligation to advance and lend funds to Borrower in accordance herewith, shall be strictly construed and shall be expressly subject to Borrower's compliance in all respects with the terms and conditions herein set forth.

         13.21 Section Headings. Section headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

         13.22 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         13.23 Effectiveness. This Agreement shall become effective upon the execution and deliver to Bank of counterparts of this Agreement by Borrower and Bank.

         13.24 Representative. Notwithstanding anything contained in this Agreement to the contrary, Borrower hereby appoints Solder Station (the "Representative") to act as the sole and exclusive representative under this Agreement for all purposes, including, without limitation, to receive funds advanced hereunder, to receive notices and other communications from Bank hereunder, to make requests for advances of funds hereunder and to amend this Agreement. Bank shall have (i) no obligation to communicate with any Borrower other than the Representative concerning this Agreement or any other matter related to the Borrower's Liabilities and (ii) no responsibility with respect to the allocation among Borrower of the funds advanced hereunder.

         13.25 Reimbursement Among Each Borrower. To the extent that any Borrower shall be required to pay a portion of the Borrower's Liabilities which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrower for the amount of such excess pro rata, based on their respective receipt of such loans, advances and extensions of credit. This Section 13.25 is intended only to define the relative rights of each Borrower among each Borrower and nothing set forth in this
Section 13.25 is intended to or shall impair the obligations of each Borrower, jointly and severally, to pay the Borrower's Liabilities to Bank as and when the same shall become due and payable in accordance with the terms hereof.

         13.26 Joint and Several Liability. The liability of each Borrower under this Agreement and the other agreements, documents or instruments delivered in connection herewith in general shall be joint and several, and each reference herein to Borrower shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Bank's rights and remedies hereunder or at law, Bank may proceed under this Agreement and the other agreements, documents or instruments delivered in connection herewith against any one or each Borrower in its absolute and sole discretion for any of the Borrower's Liabilities.

         13.27 Acknowledgements of Bank. Notwithstanding anything to the contrary contained herein, Bank acknowledges and consents to the following transactions in connection with the Acquisition: (a) pursuant to and as permitted by the Purchase Agreement, the distribution by Solder Station to its shareholders, prior to the Closing Date, of any amount of cash to the extent Solder Station's cash at such time was in excess of Five Hundred Thousand Dollars ($500,000); and (b) the receipt by the shareholders of Solder Station of the cash consideration and Subordinated Note pursuant to and in accordance with the Purchase Agreement.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year specified at the beginning hereof.

SS ACQUISITION CORPORATION            SOLDER STATION-ONE, INC.


By: /s/ Leon Fiorentino                   By: /s/ Odilon Cardenas
     Its: Vice President                  Its: President


                                      Address for Notices to Borrower:

                                      c/o Heartland Technology, Inc.
                                      547 West Jackson Boulevard, Suite 1510
                                      Chicago, Illinois  60661
                                      Telecopier No.: (312) 663-9397
                                      Telephone No.:  (312) 294-0471
                                      Attention:  Lawrence S.  Adelson


                                      With a copy to:

                                      Gary S. Saipe, Esq.
                                      Counsel
                                      Heartland Technology, Inc.
                                      547 West Jackson Boulevard
                                      Suite 1510
                                      Chicago, Illinois 60661
                                      Telecopier No.: (312) 663-9397
                                      Telephone No.:  (312) 294-0485


                                      LASALLE NATIONAL BANK

                                      By: /s/ Charles Schroeder
                                           Its:  Vice President

                                      Address for Notices:

                                      135 South LaSalle Street
                                      Chicago, Illinois  60603
                                      Telecopier No.:(312) 904-4364
                                      Telephone No.: (312) 904-5415
                                      Attention: Charles E. Schroeder, Jr.
                                                 Vice President

                                       With a copy to:

                                       Michael A. Nemeroff, Esq.
                                       Vedder, Price, Kaufman & Kammholz
                                       222 North LaSalle Street - Suite 2600
                                       Chicago, Illinois  60601
                                       Telecopier No.:(312) 609-5005
                                       Telephone No.: (312) 609-7858

                                LIST OF EXHIBITS

         Exhibit A                          Form of Revolving Note

         Exhibit B                          Form of Acquisition Note

         Exhibit C                          Form of Term Note

                                    EXHIBIT A
                                       to
                           Loan and Security Agreement


                                 REVOLVING NOTE


$1,500,000                                                    Chicago, Illinois
                                                              April 10, 1998

         FOR VALUE RECEIVED, on or before April 10, 2001 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, SOLDER STATION-ONE, INC., a California corporation and SS Acquisition Corporation, a California corporation, (together the "Borrower"; all references to Borrower shall mean each of them jointly and severally individually and collectively, and the successors and assigns of each), promise to pay to the order of LASALLE NATIONAL BANK, a national banking association (together with its successors and assigns, called the "Bank"), the maximum principal sum of One Million Five Hundred Thousand Dollars and 00/100 DOLLARS ($1,500,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by Bank to the Borrower pursuant to that certain Loan and Security Agreement of even date herewith between the Borrower and Bank (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement") as shown in the Bank's records.

         The Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois, 60603, or at such other place as may be designated by Bank to the Borrower in writing.

         This Note is the Revolving Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement. This Note is secured by the personal property described in and pursuant to the Loan Agreement and various Other Agreements referred to therein, and reference is made thereto for a statement of terms and provisions of such Collateral security, a description of Collateral and the rights of Bank in respect thereof.
                                       A-1

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this
Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is binding upon the Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

         IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

SS ACQUISITION CORPORATION, a            SOLDER STATION-ONE, INC., a California
California corporation                   corporation


By:                                      By:
     Its:                                       Its:



Borrower's Address:

c/o Heartland Technology, Inc.
547 West Jackson Boulevard, Suite 1510
Chicago, Illinois 60661

                                    EXHIBIT B
                                       to
                           Loan and Security Agreement


                                ACQUISITION NOTE

$900,000                                                Chicago, Illinois
                                                           April 10, 1998

         FOR VALUE RECEIVED, the undersigned, SOLDER STATION-ONE, INC., a California corporation, and SS Acquisition Corporation, a California corporation (together the "Borrower"; all references to Borrower shall mean each of them jointly and severally individually and collectively, and the successors and assigns of each), promise to pay to the order of LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), the principal sum of Nine Hundred Thousand and 00/100 DOLLARS ($900,000), payable in monthly installments on the last Business Day of each month, commencing April 30, 1998, in the amount of Fifteen Thousand Dollars ($15,000) each through the last Business Day of March, 2003, plus interest as described below, with a final payment of the entire principal balance outstanding, plus accrued and unpaid interest, due on April 30, 2003. This Note is made pursuant to that certain Loan and Security Agreement of even date herewith between the Borrower and Bank (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement").

         The Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois, 60603, or at such other place as may be designated by Bank to the Borrower in writing.

         This Note is the Acquisition Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement. This Note is secured by the personal property described in and pursuant to the Loan Agreement and various Other Agreements referred to therein, and reference is made thereto for a statement of terms and provisions of such Collateral security, a description of Collateral and the rights of Bank in respect thereof.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this
Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is binding upon the Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

         IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

SS ACQUISITION CORPORATION, a          SOLDER STATION-ONE, INC., a
California corporation                 California corporation


By:                                    By:
     Its:                                    Its:


Borrower's Address:

c/o Heartland Technology, Inc.
547 West Jackson Boulevard, Suite 1510
Chicago, Illinois 60661

                                    EXHIBIT C
                                       to
                           Loan and Security Agreement

                                    TERM NOTE


$1,200,000                                                   Chicago, Illinois
                                                             April 10, 1998


         FOR VALUE RECEIVED, the undersigned, SOLDER STATION-ONE, INC., a California corporation, and SS Acquisition Corporation, a California corporation (together, the "Borrower"; all references to Borrower shall mean each of them jointly and severally individually and collectively, and the successors and assigns of each); promise to pay to the order of LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), the principal sum of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000), payable in monthly installments on the last Business Day of each month, commencing April 30, 1998, in the amount of Thirty Three Thousand Three Hundred Thirty Three Dollars ($33,333) each through the last Business Day of March, 2001, plus interest as described below, with a final payment of the entire principal balance outstanding, plus accrued and unpaid interest, due on April 30, 2001. This Note is made pursuant to that certain Loan and Security Agreement of even date herewith between the Borrower and Bank (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement").

         The Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by Bank to the Borrower in writing.

         This Note is the Term Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is binding upon the Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

SS ACQUISITION CORPORATION, a       SOLDER STATION-ONE, INC., a
California corporation              California corporation


By:                                 By:
     Its:                                 Its:


Borrower's Address:

c/o Heartland Technology, Inc.
547 West Jackson Boulevard, Suite 1510
Chicago, Illinois 60661

                               DISCLOSURE SCHEDULE


                                     TO THE


                           LOAN AND SECURITY AGREEMENT


                           DATED AS OF APRIL 10, 1998


                                     BETWEEN


                            SOLDER STATION-ONE, INC.

                                       and

                           SS ACQUISITION CORPORATION

                                  as Borrower,

                                       and

                              LASALLE NATIONAL BANK
                                     as Bank







                                                  April 10, 1998
                                       C-3

                          LIST OF DISCLOSURE SCHEDULES


         Schedule 7.4                       Locations

         Schedule 11.1(e)                   Certain Other Obligations

         Schedule 11.1(n)                   Environmental Matters

         Schedule 11.1(s)                   Subsidiaries

         Schedule 11.1(t)                   Intellectual Property

         Schedule 11.1(w)                   Title

         Schedule 11.1(x)                   Names

         Schedule 11.1(y)                   Collateral Options

         Schedule 11.1(z)                   Credit Agreements

         Schedule 11.1(bb)                  Insurance

         Schedule 11.1(dd)                  Stock

         Schedule 11.3(a)                   Permitted Liens

         Schedule 11.3(e)                   Permitted Debt

                                  CERTIFICATION


         I, ___________________, the __________________ of Solder Station-One,
Inc., and I, the _________ of SS Acquisition Corporation hereby certify that the Disclosure Schedules attached hereto have been delivered to LaSalle National Bank in connection with that certain Loan and Security Agreement of even date herewith among Solder Station-One, Inc., SS Acquisition Corporation and such bank, and the information contained thereon is true and correct.


Dated:  April 10, 1998

                                             SOLDER STATION-ONE, INC.


                                             By:
                                                  Its:


                                             SS ACQUISITION CORPORATION


                                             By:
                                                  Its:


                                       C-5